Exhibit 99.2

Supplemental Information

First Quarter 2007

This information is preliminary and based on company data available at the time of the presentation. It speaks only as of the particular date or dates included in the accompanying pages. Bank of America does not undertake an obligation to, and disclaims any duty to, correct or update any of the information provided. Any forward-looking statements in this information are subject to the forward-looking language contained in Bank of America’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934, which are available at the SEC’s website (www.sec.gov) or at Bank of America’s website (www.bankofamerica.com). Bank of America’s future financial performance is subject to risks and uncertainties as described in its SEC filings.

Bank of America Corporation

Bank of America Corporation

Consolidated Financial Highlights

(Dollars in millions, except per share information; shares in thousands)

	First Quarter 2007	Fourth Quarter 2006	Third Quarter 2006	Second Quarter 2006	First Quarter 2006
Income statement
Net interest income	$8,268	$8,599	$8,586	$8,630	$8,776
Noninterest income	9,825	9,866	10,067	9,598	8,901
Total revenue	18,093	18,465	18,653	18,228	17,677
Provision for credit losses	1,235	1,570	1,165	1,005	1,270
Gains (losses) on sales of debt securities	62	21	(469)	(9)	14
Noninterest expense	9,097	9,093	8,863	8,717	8,924
Income tax expense	2,568	2,567	2,740	3,022	2,511
Net income	5,255	5,256	5,416	5,475	4,986
Diluted earnings per common share	1.16	1.16	1.18	1.19	1.07
Average diluted common shares issued and outstanding	4,497,028	4,536,696	4,570,558	4,601,169	4,666,405
Dividends paid per common share	$0.56	$0.56	$0.56	$0.50	$0.50

Performance ratios
Return on average assets	1.40%	1.39%	1.43%	1.51%	1.43%
Return on average common shareholders’ equity	16.16	15.76	16.64	17.26	15.44

At period end
Book value per share of common stock	$29.74	$29.70	$29.52	$28.17	$28.19

Market price per share of common stock:
Closing price	$51.02	$53.39	$53.57	$48.10	$45.54
High closing price for the period	54.05	54.90	53.57	50.47	47.08
Low closing price for the period	49.46	51.66	47.98	45.48	43.09
Market capitalization	226,481	238,021	240,966	217,794	208,633

Number of banking centers - domestic	5,737	5,747	5,722	5,779	5,786
Number of branded ATMs - domestic	17,117	17,079	16,846	16,984	16,716
Full-time equivalent employees	199,429	203,425	200,220	201,898	202,503

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.

Bank of America Corporation

Supplemental Financial Data

(Dollars in millions)

Fully taxable-equivalent basis data

	First Quarter 2007	Fourth Quarter 2006	Third Quarter 2006	Second Quarter 2006	First Quarter 2006
Net interest income	$8,597	$8,955	$8,894	$8,926	$9,040
Total revenue	18,422	18,821	18,961	18,524	17,941
Net interest yield	2.61%	2.75%	2.73%	2.85%	2.98%
Efficiency ratio	49.38	48.31	46.75	47.06	49.74

Reconciliation to GAAP financial measures

Supplemental financial data presented on an operating basis is a basis of presentation not defined by accounting principles generally accepted in the United States (GAAP) that excludes merger and restructuring charges. We believe that the exclusion of merger and restructuring charges, which represent events outside our normal operations, provides a meaningful period-to-period comparison and is more reflective of normalized operations.

Shareholder value added (SVA) is a key measure of performance not defined by GAAP that is used in managing our growth strategy orientation and strengthening our focus on generating long-term growth and shareholder value. SVA is used to evaluate the Corporation’s use of equity (i.e., capital) at the individual unit level and is an integral component in the analytics for resource allocation. Using SVA as a performance measure places specific focus on whether incremental investments generate returns in excess of the costs of capital associated with those investments. Each business segment has a goal for growth in SVA reflecting the individual segment’s business and customer strategy.

Other companies may define or calculate supplemental financial data differently. See the tables below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the quarters ended March 31, 2007, December 31, 2006, September 30, 2006, June 30, 2006, and March 31, 2006.

Reconciliation of net income to operating earnings

	First Quarter 2007	Fourth Quarter 2006	Third Quarter 2006	Second Quarter 2006	First Quarter 2006
Net income	$5,255	$5,256	$5,416	$5,475	$4,986
Merger and restructuring charges	111	244	269	194	98
Related income tax benefit	(41)	(90)	(100)	(71)	(37)

Operating earnings	$5,325	$5,410	$5,585	$5,598	$5,047

Reconciliation of average shareholders’ equity to average tangible shareholders’ equity

Average shareholders’ equity	$133,588	$134,047	$129,262	$127,373	$131,153
Average goodwill	(65,703)	(65,766)	(66,077)	(66,226)	(66,094)

Average tangible shareholders’ equity	$67,885	$68,281	$63,185	$61,147	$65,059

Operating basis

Diluted earnings per common share	$1.17	$1.19	$1.22	$1.22	$1.08
Return on average assets	1.42%	1.44%	1.48%	1.54%	1.45%
Return on average common shareholders’ equity	16.38	16.22	17.16	17.65	15.63
Return on average tangible shareholders’ equity	31.81	31.44	35.07	36.72	31.46
Efficiency ratio (1)	48.78	47.02	45.33	46.01	49.19

Reconciliation of net income to shareholder value added

Net income	$5,255	$5,256	$5,416	$5,475	$4,986
Amortization of intangibles	389	433	441	441	440
Merger and restructuring charges, net of tax benefit	70	154	169	123	61
Capital charge	(3,546)	(3,659)	(3,580)	(3,485)	(3,550)

Shareholder value added	$2,168	$2,184	$2,446	$2,554	$1,937

(1)	Fully taxable-equivalent basis

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.

Bank of America Corporation

Consolidated Statement of Income

(Dollars in millions, except per share information; shares in thousands)

	First Quarter 2007	Fourth Quarter 2006	Third Quarter 2006	Second Quarter 2006	First Quarter 2006
Interest income
Interest and fees on loans and leases	$12,884	$12,705	$12,638	$11,804	$11,127
Interest and dividends on debt securities	2,380	2,440	3,080	3,121	3,014
Federal funds sold and securities purchased under agreements to resell	1,979	2,068	2,146	1,900	1,709
Trading account assets	2,273	2,201	1,856	1,627	1,548
Other interest income	1,044	1,077	952	845	727

Total interest income	20,560	20,491	20,672	19,297	18,125

Interest expense
Deposits	4,034	3,989	3,976	3,508	3,007
Short-term borrowings	5,318	5,222	5,467	4,842	4,309
Trading account liabilities	892	800	727	596	517
Long-term debt	2,048	1,881	1,916	1,721	1,516

Total interest expense	12,292	11,892	12,086	10,667	9,349

Net interest income	8,268	8,599	8,586	8,630	8,776

Noninterest income
Card income	3,333	3,719	3,473	3,664	3,434
Service charges	2,072	2,099	2,147	2,077	1,901
Investment and brokerage services	1,149	1,122	1,085	1,146	1,103
Investment banking income	638	694	510	612	501
Equity investment gains	1,014	1,067	705	699	718
Trading account profits	872	460	731	915	1,060
Mortgage banking income	213	126	189	89	137
Other income	534	579	1,227	396	47

Total noninterest income	9,825	9,866	10,067	9,598	8,901

Total revenue	18,093	18,465	18,653	18,228	17,677

Provision for credit losses	1,235	1,570	1,165	1,005	1,270

Gains (losses) on sales of debt securities	62	21	(469)	(9)	14

Noninterest expense
Personnel	5,025	4,444	4,474	4,480	4,813
Occupancy	713	726	696	703	701
Equipment	350	351	318	316	344
Marketing	555	623	587	551	575
Professional fees	229	368	259	233	218
Amortization of intangibles	389	433	441	441	440
Data processing	437	487	426	409	410
Telecommunications	251	260	237	228	220
Other general operating	1,037	1,157	1,156	1,162	1,105
Merger and restructuring charges	111	244	269	194	98

Total noninterest expense	9,097	9,093	8,863	8,717	8,924

Income before income taxes	7,823	7,823	8,156	8,497	7,497
Income tax expense	2,568	2,567	2,740	3,022	2,511

Net income	$5,255	$5,256	$5,416	$5,475	$4,986

Net income available to common shareholders	$5,209	$5,243	$5,416	$5,471	$4,981

Per common share information
Earnings	$1.18	$1.17	$1.20	$1.21	$1.08

Diluted earnings	$1.16	$1.16	$1.18	$1.19	$1.07

Dividends paid	$0.56	$0.56	$0.56	$0.50	$0.50

Average common shares issued and outstanding	4,432,664	4,464,110	4,499,704	4,534,627	4,609,481

Average diluted common shares issued and outstanding	4,497,028	4,536,696	4,570,558	4,601,169	4,666,405

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.

Bank of America Corporation

Consolidated Balance Sheet

(Dollars in millions)

	March 31 2007	December 31 2006	March 31 2006
Assets
Cash and cash equivalents	$31,549	$36,429	$32,575
Time deposits placed and other short-term investments	12,037	13,952	11,157
Federal funds sold and securities purchased under agreements to resell	138,646	135,478	137,081
Trading account assets	174,218	153,052	117,181
Derivative assets	25,279	23,439	23,291
Debt securities:
Available-for-sale	180,961	192,806	237,987
Held-to-maturity, at cost	925	40	86

Total debt securities	181,886	192,846	238,073

Loans and leases	723,633	706,490	619,525
Allowance for loan and lease losses	(8,732)	(9,016)	(9,067)

Loans and leases, net of allowance	714,901	697,474	610,458

Premises and equipment, net	9,271	9,255	9,267
Mortgage servicing rights (includes $2,963; $2,869 and $2,925 measured at fair value at March 31, 2007, December 31, 2006 and March 31, 2006)	3,141	3,045	3,070
Goodwill	65,696	65,662	66,271
Intangible assets	9,217	9,422	10,681
Other assets	136,316	119,683	115,975

Total assets	$1,502,157	$1,459,737	$1,375,080

Liabilities
Deposits in domestic offices:
Noninterest-bearing	$174,082	$180,231	$179,358
Interest-bearing	425,197	418,100	415,769
Deposits in foreign offices:
Noninterest-bearing	3,346	4,577	6,874
Interest-bearing	90,176	90,589	80,448

Total deposits	692,801	693,497	682,449

Federal funds purchased and securities sold under agreements to repurchase	234,413	217,527	236,919
Trading account liabilities	77,289	67,670	51,100
Derivative liabilities	17,946	16,339	15,541
Commercial paper and other short-term borrowings	156,844	141,300	99,389
Accrued expenses and other liabilities (includes $374, $397, and $395 of reserve for unfunded lending commitments)	35,446	42,132	37,078
Long-term debt	152,562	146,000	123,178

Total liabilities	1,367,301	1,324,465	1,245,654

Shareholders’ equity
Preferred stock, $0.01 par value; authorized - 100,000,000 shares; issued and outstanding - 121,739; 121,739 and 1,090,189 shares	2,851	2,851	271
Common stock and additional paid-in capital, $0.01 par value; authorized - 7,500,000,000 shares; issued and outstanding - 4,439,069,837; 4,458,151,391 and 4,581,317,964 shares	60,536	61,574	68,705
Retained earnings (1)	79,996	79,024	70,204
Accumulated other comprehensive income (loss) (2)	(7,660)	(7,711)	(8,981)
Other	(867)	(466)	(773)

Total shareholders’ equity	134,856	135,272	129,426

Total liabilities and shareholders’ equity	$1,502,157	$1,459,737	$1,375,080

(1)	Effective January 1, 2007, the Corporation adopted Financial Accounting Standards Board (FASB) Staff Position No. FAS 13-2, “Accounting for a Change or Projected Change in the Timing of Cash Flows Relating to Income Taxes Generated by a Leveraged Lease Transaction” (FSP 13-2). The adoption of FSP 13-2 reduced the beginning balance of retained earnings by approximately $1.4 billion, net of tax, with a corresponding offset decreasing the net investment in leveraged leases. Effective January 1, 2007, the Corporation adopted Statement of Financial Accounting Standards (SFAS) No. 157, “Fair Value Measurements” and SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS 159), which reduced the beginning balance of retained earnings by $208 million, net of tax. In addition, the Corporation adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (FIN 48). The adoption of FIN 48 reduced the beginning balance of retained earnings by $146 million.
(2)	Effective December 31, 2006, the Corporation adopted SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R)”, which reduced Accumulated Other Comprehensive Income (Loss) by approximately $1.3 billion, net of tax.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.

Bank of America Corporation

Capital Management

(Dollars in millions)

	First Quarter 2007 (1)	Fourth Quarter 2006	Third Quarter 2006	Second Quarter 2006	First Quarter 2006
Risk-based capital:
Tier 1 capital	$91,005	$91,064	$88,085	$84,978	$83,174
Total capital	126,850	125,226	119,074	114,738	111,422
Risk-weighted assets	1,062,020	1,054,533	1,039,283	1,019,828	984,190
Tier 1 capital ratio	8.57%	8.64%	8.48%	8.33%	8.45%
Total capital ratio	11.94	11.88	11.46	11.25	11.32
Tangible equity ratio (2)	4.20	4.35	4.22	3.76	4.04
Tier 1 leverage ratio	6.24	6.36	6.16	6.13	6.18

(1)	Preliminary data on risk-based capital
(2)	Tangible equity ratio equals shareholders’ equity less goodwill and intangible assets divided by total assets less goodwill and intangible assets.

Share Repurchase Program

48.0 million common shares were repurchased in the first quarter of 2007 as a part of an ongoing share repurchase program.

215.1 million shares remain outstanding under the 2006 and 2007 authorized programs.

28.9 million shares were issued in the first quarter of 2007.

*	Preliminary data on risk-based capital

This information is preliminary and based on company data available at the time of the presentation.

Bank of America Corporation

Core Net Interest Income - Managed Basis

(Dollars in millions)

	First Quarter 2007	Fourth Quarter 2006	Third Quarter 2006	Second Quarter 2006	First Quarter 2006
Net interest income
As reported (1)	$8,597	$8,955	$8,894	$8,926	$9,040
Impact of market-based net interest income (2)	(484)	(488)	(376)	(380)	(412)

Core net interest income	8,113	8,467	8,518	8,546	8,628
Impact of securitizations	1,859	1,850	1,760	1,710	1,725

Core net interest income - managed basis	$9,972	$10,317	$10,278	$10,256	$10,353

Average earning assets
As reported	$1,321,946	$1,299,461	$1,302,366	$1,253,895	$1,219,611
Impact of market-based earning assets (2)	(408,113)	(405,811)	(376,010)	(357,617)	(336,606)

Core average earning assets	913,833	893,650	926,356	896,278	883,005
Impact of securitizations	102,529	100,786	98,722	96,776	96,268

Core average earning assets - managed basis	$1,016,362	$994,436	$1,025,078	$993,054	$979,273

Net interest yield contribution
As reported (1)	2.61%	2.75%	2.73%	2.85%	2.98%
Impact of market-based activities	0.95	1.03	0.94	0.97	0.95

Core net interest yield on earning assets	3.56	3.78	3.67	3.82	3.93
Impact of securitizations	0.38	0.36	0.33	0.31	0.32

Core net interest yield on earning assets - managed basis	3.94%	4.14%	4.00%	4.13%	4.25%

(1)	Fully taxable-equivalent basis
(2)	Represents amounts from the Capital Markets and Advisory Services business within Global Corporate and Investment Banking.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.

Bank of America Corporation

Quarterly Average Balances and Interest Rates - Fully Taxable-equivalent Basis

(Dollars in millions)

	First Quarter 2007			Fourth Quarter 2006			First Quarter 2006
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Earning assets
Time deposits placed and other short-term investments	$15,023	$169	4.57%	$15,760	$166	4.19%	$14,347	$139	3.92%
Federal funds sold and securities purchased under agreements to resell	166,195	1,979	4.79	174,167	2,068	4.73	174,711	1,709	3.94
Trading account assets	175,249	2,357	5.41	167,163	2,289	5.46	133,361	1,623	4.89
Debt securities (1)	186,498	2,451	5.27	193,601	2,504	5.17	234,606	3,043	5.19
Loans and leases (2):
Residential mortgage	246,618	3,504	5.69	225,985	3,202	5.66	184,796	2,524	5.48
Credit card - domestic	57,720	1,887	13.26	59,802	2,101	13.94	68,169	2,180	12.97
Credit card - foreign	11,133	317	11.55	10,375	305	11.66	8,403	287	13.86
Home equity (3)	89,561	1,679	7.60	84,907	1,626	7.60	72,422	1,247	6.98
Direct/Indirect consumer	60,155	1,221	8.23	53,478	1,101	8.17	46,801	851	7.32
Other consumer (4)	8,809	204	9.36	10,597	225	8.47	10,357	272	10.59

Total consumer	473,996	8,812	7.50	445,144	8,560	7.65	390,948	7,361	7.60

Commercial - domestic	163,620	2,934	7.27	158,604	2,907	7.27	144,693	2,490	6.97
Commercial real estate (5)	36,117	672	7.55	36,851	704	7.58	36,676	632	6.99
Commercial lease financing	19,651	175	3.55	21,159	254	4.80	20,512	247	4.82
Commercial - foreign	20,658	330	6.48	21,840	337	6.12	23,139	427	7.48

Total commercial	240,046	4,111	6.94	238,454	4,202	7.00	225,020	3,796	6.83

Total loans and leases	714,042	12,923	7.31	683,598	12,762	7.42	615,968	11,157	7.32

Other earning assets	64,939	1,010	6.28	65,172	1,058	6.46	46,618	718	6.22

Total earning assets (6)	1,321,946	20,889	6.37	1,299,461	20,847	6.39	1,219,611	18,389	6.08

Cash and cash equivalents	33,623			32,816			34,857
Other assets, less allowance for loan and lease losses	165,849			162,873			161,905

Total assets	$1,521,418			$1,495,150			$1,416,373

Interest-bearing liabilities
Domestic interest-bearing deposits:
Savings	$32,773	$41	0.50%	$32,965	$48	0.58%	$35,550	$76	0.87%
NOW and money market deposit accounts	212,249	936	1.79	211,055	966	1.81	227,606	908	1.62
Consumer CDs and IRAs	159,505	1,832	4.66	154,621	1,794	4.60	135,068	1,177	3.53
Negotiable CDs, public funds and other time deposits	13,376	136	4.12	13,052	140	4.30	8,551	70	3.30

Total domestic interest-bearing deposits	417,903	2,945	2.86	411,693	2,948	2.84	406,775	2,231	2.22

Foreign interest-bearing deposits:
Banks located in foreign countries	40,372	531	5.34	38,648	507	5.21	30,116	424	5.71
Governments and official institutions	14,482	178	4.98	14,220	168	4.70	10,200	107	4.25
Time, savings and other	39,534	380	3.90	41,328	366	3.50	35,136	245	2.83

Total foreign interest-bearing deposits	94,388	1,089	4.68	94,196	1,041	4.38	75,452	776	4.17

Total interest-bearing deposits	512,291	4,034	3.19	505,889	3,989	3.13	482,227	3,007	2.53

Federal funds purchased, securities sold under agreements to repurchase and other short-term borrowings	414,104	5,318	5.20	405,748	5,222	5.11	399,896	4,309	4.37
Trading account liabilities	77,635	892	4.66	75,261	800	4.21	52,466	517	3.99
Long-term debt	148,627	2,048	5.51	140,756	1,881	5.34	117,018	1,516	5.18

Total interest-bearing liabilities (6)	1,152,657	12,292	4.31	1,127,654	11,892	4.19	1,051,607	9,349	3.60

Noninterest-bearing sources:
Noninterest-bearing deposits	174,413			174,356			177,594
Other liabilities	60,760			59,093			56,019
Shareholders’ equity	133,588			134,047			131,153

Total liabilities and shareholders’ equity	$1,521,418			$1,495,150			$1,416,373

Net interest spread			2.06%			2.20%			2.48%
Impact of noninterest-bearing sources			0.55			0.55			0.50

Net interest income/yield on earning assets		$8,597	2.61%		$8,955	2.75%		$9,040	2.98%

(1)	Yields on AFS debt securities are calculated based on fair value rather than historical cost balances. The use of fair value does not have a material impact on net interest yield.
(2)	Nonperforming loans are included in the respective average loan balances. Income on these nonperforming loans is recognized on a cash basis.
(3)	Includes home equity loans of $13.5 billion in the first quarter of 2007, and $11.7 billion and $8.2 billion in the fourth and first quarters of 2006.
(4)	Includes consumer finance loans of $3.0 billion in the first quarter of 2007, and $2.8 billion and $3.0 billion in the fourth and first quarters of 2006; and foreign consumer loans of $5.8 billion in the first quarter of 2007, and $7.8 billion and $7.3 billion in the fourth and first quarters of 2006.
(5)	Includes domestic commercial real estate loans of $35.5 billion in the first quarter of 2007, and $36.1 billion and $36.0 billion in the fourth and first quarters of 2006.
(6)	Interest income includes the impact of interest rate risk management contracts, which increased (decreased) interest income on the underlying assets $(121) million in the first quarter of 2007, and $(198) million and $8 million in the fourth and first quarters of 2006. Interest expense includes the impact of interest rate risk management contracts, which increased (decreased) interest expense on the underlying liabilities $179 million in the first quarter of 2007, and $(69) million and $136 million in the fourth and first quarters of 2006.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.

Bank of America Corporation

Quarterly Average Balances and Interest Rates - Fully Taxable-equivalent Basis - Isolating Hedge Income/Expense (1)

(Dollars in millions)

	First Quarter 2007			Fourth Quarter 2006			First Quarter 2006
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Earning assets
Time deposits placed and other short-term investments (2)	$15,023	$196	5.29%	$15,760	$199	5.01%	$14,347	$142	4.01%
Federal funds sold and securities purchased under agreements to resell (2)	166,195	2,085	5.04	174,167	2,223	5.09	174,711	1,800	4.15
Trading account assets	175,249	2,357	5.41	167,163	2,289	5.46	133,361	1,623	4.89
Debt securities (2)	186,498	2,455	5.27	193,601	2,509	5.18	234,606	3,043	5.19
Loans and leases:
Residential mortgage	246,618	3,504	5.69	225,985	3,202	5.66	184,796	2,524	5.48
Credit card - domestic	57,720	1,887	13.26	59,802	2,101	13.94	68,169	2,180	12.97
Credit card - foreign	11,133	317	11.55	10,375	305	11.66	8,403	287	13.86
Home equity	89,561	1,679	7.60	84,907	1,626	7.60	72,422	1,247	6.98
Direct/Indirect consumer	60,155	1,221	8.23	53,478	1,101	8.17	46,801	851	7.32
Other consumer	8,809	204	9.36	10,597	225	8.47	10,357	272	10.59

Total consumer	473,996	8,812	7.50	445,144	8,560	7.65	390,948	7,361	7.60

Commercial - domestic (2)	163,620	2,933	7.27	158,604	2,918	7.30	144,693	2,379	6.66
Commercial real estate	36,117	672	7.55	36,851	704	7.58	36,676	632	6.99
Commercial lease financing	19,651	175	3.55	21,159	254	4.80	20,512	247	4.82
Commercial - foreign (2)	20,658	312	6.12	21,840	332	6.02	23,139	426	7.46

Total commercial	240,046	4,092	6.91	238,454	4,208	7.01	225,020	3,684	6.63

Total loans and leases	714,042	12,904	7.30	683,598	12,768	7.42	615,968	11,045	7.24

Other earning assets (2)	64,939	1,013	6.29	65,172	1,057	6.46	46,618	728	6.31

Total earning assets - excluding hedge impact	1,321,946	21,010	6.41	1,299,461	21,045	6.45	1,219,611	18,381	6.07

Net derivative income (expense) on assets		(121)			(198)			8

Total earning assets - including hedge impact	1,321,946	20,889	6.37	1,299,461	20,847	6.39	1,219,611	18,389	6.08

Cash and cash equivalents	33,623			32,816			34,857
Other assets, less allowance for loan and lease losses	165,849			162,873			161,905

Total assets	$1,521,418			$1,495,150			$1,416,373

Interest-bearing liabilities
Domestic interest-bearing deposits:
Savings	$32,773	$41	0.50%	$32,965	$48	0.58%	$35,550	$76	0.87%
NOW and money market deposit accounts (2)	212,249	931	1.78	211,055	962	1.81	227,606	906	1.61
Consumer CDs and IRAs (2)	159,505	1,638	4.16	154,621	1,598	4.10	135,068	1,022	3.07
Negotiable CDs, public funds and other time deposits (2)	13,376	134	4.05	13,052	138	4.24	8,551	68	3.21

Total domestic interest-bearing deposits	417,903	2,744	2.66	411,693	2,746	2.65	406,775	2,072	2.07

Foreign interest-bearing deposits:
Banks located in foreign countries (2)	40,372	529	5.32	38,648	515	5.30	30,116	403	5.43
Governments and official institutions	14,482	178	4.98	14,220	168	4.70	10,200	107	4.25
Time, savings and other	39,534	380	3.90	41,328	366	3.50	35,136	245	2.83

Total foreign interest-bearing deposits	94,388	1,087	4.67	94,196	1,049	4.42	75,452	755	4.06

Total interest-bearing deposits	512,291	3,831	3.03	505,889	3,795	2.98	482,227	2,827	2.38

Federal funds purchased, securities sold under agreements to repurchase and other short-term borrowings (2)	414,104	5,466	5.35	405,748	5,522	5.40	399,896	4,375	4.43
Trading account liabilities	77,635	892	4.66	75,261	800	4.21	52,466	517	3.99
Long-term debt (2)	148,627	1,924	5.18	140,756	1,844	5.24	117,018	1,494	5.11

Total interest-bearing liabilities - excluding hedge impact	1,152,657	12,113	4.25	1,127,654	11,961	4.21	1,051,607	9,213	3.54

Net derivative (income) expense on liabilities		179			(69)			136

Total interest-bearing liabilities - including hedge impact	1,152,657	12,292	4.31	1,127,654	11,892	4.19	1,051,607	9,349	3.60

Noninterest-bearing sources:
Noninterest-bearing deposits	174,413			174,356			177,594
Other liabilities	60,760			59,093			56,019
Shareholders’ equity	133,588			134,047			131,153

Total liabilities and shareholders’ equity	$1,521,418			$1,495,150			$1,416,373

Net interest spread			2.16			2.24			2.53
Impact of noninterest-bearing sources			0.54			0.55			0.49

Net interest income/yield on earning assets - excluding hedge impact		$8,897	2.70%		$9,084	2.79%		$9,168	3.02%

Net impact of derivative hedge income (expense)		(300)	(0.09)		(129)	(0.04)		(128)	(0.04)

Net interest income/yield on earning assets		$8,597	2.61%		$8,955	2.75%		$9,040	2.98%

(1)	This table presents a non-GAAP financial measure. The impact of interest rate risk management derivatives is shown separately. Interest income and interest expense amounts, and the yields and rates have been adjusted. Management believes this presentation is useful to investors because it adjusts for the impact of our hedging decisions and provides a better understanding of our hedging activities. The impact of interest rate risk management derivatives is not material to the average balances presented above.
(2)	Interest income excludes the impact of interest rate risk management contracts, which increased (decreased) interest income on time deposits placed and other short-term investments $(27) million, federal funds sold and securities purchased under agreements to resell $(106) million, debt securities $(4) million, commercial - domestic $1 million, commercial - foreign $18 million, and other earning assets $(3) million in the first quarter of 2007. Interest expense excludes the impact of interest rate risk management contracts, which increased (decreased) interest expense on NOW and money market deposit accounts $5 million, consumer CDs and IRAs $194 million, negotiable CDs, public funds and other time deposits $2 million, banks located in foreign countries $2 million, federal funds purchased, securities sold under agreements to repurchase and other short-term borrowings $(148) million, and long-term debt $124 million in the first quarter of 2007. Interest income excludes the impact of interest rate risk management contracts, which increased (decreased) interest income on time deposits placed and other short-term investments $(33) million, federal funds sold and securities purchased under agreements to resell $(155) million, debt securities $(5) million, commercial - domestic $(11) million, commercial - foreign $5 million, and other earning assets $1 million in the fourth quarter of 2006. Interest expense excludes the impact of interest rate risk management contracts, which increased (decreased) interest expense on NOW and money market deposit accounts $4 million, consumer CDs and IRAs $196 million, negotiable CDs, public funds and other time deposits $2 million, banks located in foreign countries $(8) million, federal funds purchased, securities sold under agreements to repurchase and other short-term borrowings $(300) million, and long-term debt $37 million in the fourth quarter of 2006. Interest income excludes the impact of interest rate risk management contracts, which increased (decreased) interest income on time deposits placed and other short-term investments $(3) million, federal funds sold and securities purchased under agreements to resell $(91) million, commercial - domestic $111 million, commercial - foreign $1 million, and other earning assets $(10) million in the first quarter of 2006. Interest expense excludes the impact of interest rate risk management contracts, which increased (decreased) interest expense on NOW and money market deposit accounts $2 million, consumer CDs and IRAs $155 million, negotiable CDs, public funds and other time deposits $2 million, banks located in foreign countries $21 million, federal funds purchased, securities sold under agreements to repurchase and other short-term borrowings $(66) million and long-term debt $22 million in the first quarter of 2006.

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.

Bank of America Corporation

Business Segment View

Net Income

First Quarter 2007

(1)	Fully taxable-equivalent basis
(2)	Global Consumer and Small Business Banking is presented on a managed view, specifically Card Services, with a corresponding offset to All Other.

This information is preliminary and based on company data available at the time of the presentation.

Bank of America Corporation

Global Consumer and Small Business Banking Segment Results (1, 2)

(Dollars in millions; except as noted)

	First Quarter 2007	Fourth Quarter 2006	Third Quarter 2006	Second Quarter 2006	First Quarter 2006
Net interest income (3)	$7,028	$7,157	$7,027	$6,968	$7,092
Noninterest income
Card income	2,451	2,707	2,446	2,528	2,107
Service charges	1,377	1,394	1,410	1,349	1,190
Mortgage banking income	302	247	215	210	205
All other income	264	255	383	323	248

Total noninterest income	4,394	4,603	4,454	4,410	3,750

Total revenue (3)	11,422	11,760	11,481	11,378	10,842

Managed credit impact	2,411	2,777	2,049	1,807	1,901
Gains (losses) on sales of debt securities	(1)	(1)	—	—	(1)
Noninterest expense	4,728	4,852	4,710	4,509	4,612

Income before income taxes (3)	4,282	4,130	4,722	5,062	4,328
Income tax expense	1,586	1,524	1,736	1,858	1,604

Net income	$2,696	$2,606	$2,986	$3,204	$2,724

Shareholder value added	$1,346	$1,256	$1,622	$1,834	$1,311
Net interest yield (3)	8.25%	8.39%	8.27%	8.15%	8.35%
Return on average equity	17.58	16.63	18.85	20.14	16.73
Efficiency ratio (3)	41.40	41.27	41.02	39.63	42.54

Balance sheet (2)

Average
Total loans and leases	$308,105	$299,615	$291,195	$282,554	$279,382
Total earning assets (4)	345,511	338,541	337,022	343,086	344,423
Total assets (4)	400,576	393,383	392,979	396,046	396,821
Total deposits	326,552	327,962	332,578	336,105	332,702
Allocated equity	62,194	62,179	62,862	63,810	66,034

Period end
Total loans and leases	$309,992	$307,687	$294,207	$286,059	$278,197
Total earning assets (4)	349,694	339,578	340,112	337,130	351,772
Total assets (4)	407,654	398,286	398,206	396,142	406,032
Total deposits	334,968	329,245	332,844	338,827	342,521

Period end (in billions)
Mortgage servicing portfolio	$345.1	$333.0	$323.3	$313.0	$302.4

(1)	Global Consumer and Small Business Banking has three primary businesses: Deposits, Card Services and Consumer Real Estate. In addition, ALM/Other includes the results of ALM activities and other consumer-related businesses (e.g., insurance). Effective January 1, 2007, Global Consumer and Small Business Banking combined the former Mortgage and Home Equity businesses into Consumer Real Estate.
(2)	Presented on a managed view, specifically Card Services. (See Exhibit A: Non-GAAP Reconciliations - Global Consumer and Small Business Banking - Reconciliation - Managed to GAAP on page 33.)
(3)	Fully taxable-equivalent basis
(4)	Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits).

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

This information is preliminary and based on company data available at the time of the presentation.

Bank of America Corporation

Global Consumer and Small Business Banking Business Results

(Dollars in millions)

	Three Months Ended March 31, 2007
	Total (1)	Deposits (2)	Card Services (1)	Consumer Real Estate (3)	ALM/ Other
Net interest income (4)	$7,028	$2,367	$3,990	$524	$147
Noninterest income
Card income	2,451	500	1,951	—	—
Service charges	1,377	1,376	—	1	—
Mortgage banking income	302	—	—	302	—
All other income	264	—	189	13	62

Total noninterest income	4,394	1,876	2,140	316	62

Total revenue (4)	11,422	4,243	6,130	840	209

Managed credit impact	2,411	39	2,299	29	44
Gains (losses) on sales of debt securities	(1)	—	—	—	(1)
Noninterest expense	4,728	2,157	2,000	450	121

Income before income taxes (4)	4,282	2,047	1,831	361	43
Income tax expense	1,586	759	678	134	15

Net income	$2,696	$1,288	$1,153	$227	$28

Shareholder value added	$1,346	$955	$227	$130	$34
Net interest yield (4)	8.25%	2.86%	8.02%	2.13%	n/m
Return on average equity	17.58	35.00	10.64	25.82	n/m
Efficiency ratio (4)	41.40	50.82	32.63	53.53	n/m
Average - total loans and leases	$308,105	n/m	$201,166	$95,631	n/m
Average - total deposits	326,552	$320,945	n/m	n/m	n/m
Period end - total assets (5)	407,654	344,143	234,601	105,959	n/m

	Three Months Ended March 31, 2006
	Total (1)	Deposits (2)	Card Services (1)	Consumer Real Estate (3)	ALM/ Other
Net interest income (4)	$7,092	$2,288	$4,139	$478	$187
Noninterest income
Card income	2,107	430	1,677	—	—
Service charges	1,190	1,189	—	1	—
Mortgage banking income	205	—	—	205	—
All other income	248	—	184	13	51

Total noninterest income	3,750	1,619	1,861	219	51

Total revenue (4)	10,842	3,907	6,000	697	238

Managed credit impact	1,901	28	1,809	14	50
Gains (losses) on sales of debt securities	(1)	—	—	—	(1)
Noninterest expense	4,612	2,166	1,945	411	90

Income before income taxes (4)	4,328	1,713	2,246	272	97
Income tax expense	1,604	634	833	101	36

Net income	$2,724	$1,079	$1,413	$171	$61

Shareholder value added	$1,311	$770	$477	$92	$(28)
Net interest yield (4)	8.35%	2.72%	8.93%	2.22%	n/m
Return on average equity	16.73	30.10	12.68	23.79	n/m
Efficiency ratio (4)	42.54	55.47	32.41	59.07	n/m
Average - total loans and leases	$279,382	n/m	$186,686	$81,413	n/m
Average - total deposits	332,702	$327,198	n/m	n/m	n/m
Period end - total assets (5)	406,032	351,937	215,333	91,030	n/m

(1)	Presented on a managed view, specifically Card Services.
(2)	For the three months ended March 31, 2007 and 2006, a total of $3.6 billion and $3.2 billion of deposits were migrated from Global Consumer and Small Business Banking to Global Wealth and Investment Management.
(3)	Effective January 1, 2007, Global Consumer and Small Business Banking combined the former Mortgage and Home Equity businesses into Consumer Real Estate.
(4)	Fully taxable-equivalent basis
(5)	Total assets include asset allocations to match liabilities (i.e., deposits).

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

This information is preliminary and based on company data available at the time of the presentation.

Bank of America Corporation

Global Consumer and Small Business Banking Business Results: Customer Relationship View (1)

(Dollars in millions)

	Three Months Ended March 31, 2007			Three Months Ended March 31, 2006
	Total	Consumer	Mass Market and Small Business Banking	Total	Consumer	Mass Market and Small Business Banking
Net interest income (2)	$7,028	$6,152	$876	$7,092	$6,345	$747
Noninterest income	4,394	3,839	555	3,750	3,259	491

Total revenue (2)	11,422	9,991	1,431	10,842	9,604	1,238

Managed credit impact	2,411	2,128	283	1,901	1,756	145
Gains (losses) on sales of debt securities	(1)	(1)	—	(1)	(1)	—
Noninterest expense	4,728	4,286	442	4,612	4,172	440

Income before income taxes (2)	4,282	3,576	706	4,328	3,675	653
Income tax expense	1,586	1,326	260	1,604	1,363	241

Net income	$2,696	$2,250	$446	$2,724	$2,312	$412

(1)	Presented on a managed view, specifically Card Services.
(2)	Fully taxable-equivalent basis

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

This information is preliminary and based on company data available at the time of the presentation.

Bank of America Corporation

Global Consumer and Small Business Banking - Key Indicators

(Dollars in millions; except as noted)

	First Quarter 2007		Fourth Quarter 2006		Third Quarter 2006		Second Quarter 2006		First Quarter 2006
Deposits Key Indicators
Average Deposit Balances
Checking	$125,127		$124,441		$125,809		$128,737		$127,362
Savings	29,732		29,889		31,058		32,303		31,954
MMS	64,159		66,066		69,049		72,242		75,635
CD’s & IRA’s	99,563		99,165		97,514		93,803		89,713
Foreign and other	2,364		2,330		2,600		2,817		2,534

Total	$320,945		$321,891		$326,030		$329,902		$327,198

Total balances migrated to Premier Banking and Investments	$3,551		$3,667		$1,671		$2,111		$3,238

Deposit Spreads (excludes noninterest costs)
Checking	4.24%		4.23%		4.19%		4.18%		4.17%
Savings	3.77		3.70		3.45		3.40		3.38
MMS	3.42		3.25		2.87		2.76		2.53
CD’s & IRA’s	1.13		1.11		1.21		1.24		1.24
Foreign and other	4.41		4.27		4.23		4.25		4.27
Total	3.05		3.00		2.93		2.94		2.90

Net new retail checking (units in thousands)	487		363		744		701		603
Debit purchase volumes	$43,569		$45,121		$42,790		$42,596		$38,519

Online Banking (end of period)
Active accounts (units in thousands)	21,813		21,250		20,576		19,806		19,643
Active billpay accounts (units in thousands)	11,285		11,101		10,838		10,410		10,088

Card Services Key Indicators
Managed Card - US Consumer and Business Card
Gross interest yield	12.85%		12.98%		12.85%		12.52%		12.54%
Risk adjusted margin (1)	7.82		8.74		8.84		9.50		10.39
Loss rates	4.81		4.57		4.18		3.55		3.07
Average outstandings	$147,980		$146,939		$145,518		$143,443		$144,665
Ending outstandings	146,013		150,731		145,891		144,142		142,409
New account growth (in thousands)	2,134		2,488		2,516		2,328		2,157
Purchase volumes	$55,517		$62,073		$60,662		$59,817		$53,507
Delinquencies
30 Day	5.44%		5.49%		5.14%		4.73%		4.48%
90 Day	2.88		2.66		2.38		2.30		2.04
Merchant Acquiring Business
Processing volume	$82,828		$95,173		$97,044		$97,229		$88,324
Total transactions (units in thousands)	1,912		2,102		2,101		2,069		1,887

Consumer Real Estate
Mortgage servicing rights period end balance	$2,963		$2,869		$2,932		$3,083		$2,925
Capitalized mortgage servicing rights (% of loans serviced)	127	bps	125	bps	127	bps	139	bps	132	bps
Mortgage loans serviced for investors (in billions)	$234		$230		$230		$221		$221
Global Consumer and Small Business Banking
Mortgage originations	$20,646		$21,370		$19,095		$20,968		$15,480
Home equity originations	15,966		17,004		16,984		16,915		14,701
Total Corporation
Mortgage originations	23,449		23,701		21,222		23,372		17,212
Home equity originations	19,653		20,425		20,681		21,141		18,562

(1)	Reflects margin and noninterest revenue, adjusted for loss rates.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

This information is preliminary and based on company data available at the time of the presentation.

Bank of America Corporation

E-Commerce & BankofAmerica.com

Bank of America has the largest active online banking customer base with 21.8 million subscribers.

Bank of America uses a strict Active User standard - customers must have used our online services within the last 90 days.

11.3 million active bill pay users paid $55.4 billion worth of bills this quarter. The number of customers who sign up and use Bank of America’s Bill Pay Service continues to far surpass that of any other financial institution.

Currently, approximately 374 companies are presenting 27 million e-bills per quarter.

This information is preliminary and based on company data available at the time of the presentation.

Bank of America Corporation

Credit Card Only (1)

(Dollars in millions)

Key Measures - Credit Card Data	First Quarter 2007	Fourth Quarter 2006	Third Quarter 2006	Second Quarter 2006	First Quarter 2006
Loans
Period end:
Held credit card outstandings	$65,920	$72,194	$70,067	$71,566	$72,279
Securitizations impact	99,495	98,295	94,389	90,564	87,154

Managed credit card outstandings	$165,415	$170,489	$164,456	$162,130	$159,433

Average:
Held credit card outstandings	$68,853	$70,177	$71,963	$73,285	$76,572
Securitizations impact	98,539	95,815	92,175	88,032	85,566

Managed credit card outstandings	$167,392	$165,992	$164,138	$161,317	$162,138

Credit Quality
Charge-Offs $:
Held net charge-offs	$894	$963	$923	$780	$653
Securitizations impact	1,059	943	825	694	593

Managed credit card net losses	$1,953	$1,906	$1,748	$1,474	$1,246

Charge-Offs %:
Held net charge-offs	5.27%	5.44%	5.09%	4.27%	3.46%
Securitizations impact	(0.54)	(0.88)	(0.86)	(0.60)	(0.34)

Managed credit card net losses	4.73%	4.56%	4.23%	3.67%	3.12%

30+ Delinquency $:
Held delinquency	$3,660	$4,347	$4,234	$3,874	$3,306
Securitizations impact	5,144	4,815	4,152	3,831	3,924

Managed delinquency	$8,804	$9,162	$8,386	$7,705	$7,230

30+ Delinquency %:
Held delinquency	5.55%	6.02%	6.04%	5.41%	4.57%
Securitizations impact	(0.23)	(0.65)	(0.94)	(0.66)	(0.03)

Managed delinquency	5.32%	5.37%	5.10%	4.75%	4.54%

90+ Delinquency $:
Held delinquency	$1,986	$2,175	$2,036	$1,919	$1,540
Securitizations impact	2,633	2,261	1,860	1,826	1,767

Managed delinquency	$4,619	$4,436	$3,896	$3,745	$3,307

90+ Delinquency %:
Held delinquency	3.01%	3.01%	2.91%	2.68%	2.13%
Securitizations impact	(0.22)	(0.41)	(0.54)	(0.37)	(0.06)

Managed delinquency	2.79%	2.60%	2.37%	2.31%	2.07%

(1)	Credit Card includes U.S. Consumer Card and foreign credit card. Does not include Business Credit Card.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

This information is preliminary and based on company data available at the time of the presentation.

Bank of America Corporation

Global Corporate and Investment Banking Segment Results

(Dollars in millions)

	First Quarter 2007	Fourth Quarter 2006	Third Quarter 2006	Second Quarter 2006	First Quarter 2006
Net interest income (1)	$2,412	$2,503	$2,398	$2,440	$2,489
Noninterest income
Service charges	653	659	676	663	650
Investment and brokerage services	232	225	225	246	246
Investment banking income	703	756	554	644	522
Trading account profits	838	429	706	855	976
All other income	483	479	399	470	385

Total noninterest income	2,909	2,548	2,560	2,878	2,779

Total revenue (1)	5,321	5,051	4,958	5,318	5,268

Provision for credit losses	115	(73)	36	22	25
Gains (losses) on sales of debt securities	2	13	11	(4)	14
Noninterest expense	2,900	2,968	2,797	2,764	2,832

Income before income taxes (1)	2,308	2,169	2,136	2,528	2,425
Income tax expense	861	803	788	934	901

Net income	$1,447	$1,366	$1,348	$1,594	$1,524

Shareholder value added	$372	$292	$274	$472	$425
Net interest yield (1)	1.50%	1.52%	1.54%	1.65%	1.77%
Return on average equity	14.36	13.49	13.31	15.08	14.72
Efficiency ratio (1)	54.49	58.79	56.40	51.98	53.75

Balance sheet

Average
Total loans and leases	$247,898	$239,385	$234,634	$230,908	$224,907
Total trading-related assets	360,530	361,247	339,119	330,816	315,733
Total market-based earning assets (2)	408,113	405,811	376,010	357,617	336,606
Total earning assets	650,353	652,272	618,931	594,849	568,845
Total assets	733,036	732,017	696,738	680,836	648,612
Total deposits	208,488	204,395	194,728	193,620	186,626
Allocated equity	40,865	40,144	40,186	42,389	42,009

Period end
Total loans and leases	$249,861	$242,674	$235,807	$234,469	$226,974
Total trading-related assets	333,681	309,097	296,054	292,891	266,822
Total market-based earning assets (2)	384,294	347,624	337,740	322,574	292,515
Total earning assets	628,831	599,300	581,733	566,576	527,234
Total assets	713,868	683,239	664,748	646,688	611,208
Total deposits	210,055	211,979	191,552	191,661	186,817

(1)	Fully taxable-equivalent basis
(2)	Total market-based earning assets represents earning assets from the Capital Markets and Advisory Services business.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

This information is preliminary and based on company data available at the time of the presentation.

Bank of America Corporation

Global Corporate and Investment Banking Business Results

(Dollars in millions)

	Three Months Ended March 31, 2007
	Total	Business Lending	Capital Markets and Advisory Services	Treasury Services	ALM/ Other
Net interest income (1)	$2,412	$1,075	$484	$933	$(80)
Noninterest income
Service charges	653	125	27	501	—
Investment and brokerage services	232	—	221	11	—
Investment banking income	703	—	703	—	—
Trading account profits	838	(3)	822	12	7
All other income	483	151	101	167	64

Total noninterest income	2,909	273	1,874	691	71

Total revenue (1)	5,321	1,348	2,358	1,624	(9)

Provision for credit losses	115	105	11	1	(2)
Gains on sales of debt securities	2	—	2	—	—
Noninterest expense	2,900	516	1,508	846	30

Income before income taxes (1)	2,308	727	841	777	(37)
Income tax expense (benefit)	861	269	313	288	(9)

Net income	$1,447	$458	$528	$489	$(28)

Shareholder value added	$372	$95	$214	$297	$(234)
Net interest yield (1)	1.50%	1.88%	n/m	2.70%	n/m
Return on average equity	14.36	12.97	18.44%	27.00	n/m
Efficiency ratio (1)	54.49	38.27	63.99	52.07	n/m
Average - total loans and leases	$247,898	$228,473	$14,124	$4,292	n/m
Average - total deposits	208,488	n/m	59,000	148,926	n/m
Period end - total assets (2)	713,868	249,151	423,545	162,952	n/m

	Three Months Ended March 31, 2006
	Total	Business Lending	Capital Markets and Advisory Services	Treasury Services	ALM/ Other
Net interest income (1)	$2,489	$1,161	$412	$947	$(31)
Noninterest income
Service charges	650	125	33	492	—
Investment and brokerage services	246	4	234	8	—
Investment banking income	522	—	522	—	—
Trading account profits	976	15	946	12	3
All other income	385	56	141	171	17

Total noninterest income	2,779	200	1,876	683	20

Total revenue (1)	5,268	1,361	2,288	1,630	(11)

Provision for credit losses	25	16	3	6	—
Gains on sales of debt securities	14	9	5	—	—
Noninterest expense	2,832	505	1,473	817	37

Income before income taxes (1)	2,425	849	817	807	(48)
Income tax expense (benefit)	901	314	303	299	(15)

Net income	$1,524	$535	$514	$508	$(33)

Shareholder value added	$425	$115	$215	$301	$(206)
Net interest yield (1)	1.77%	2.10%	n/m	2.72%	n/m
Return on average equity	14.72	13.12	18.84%	25.79	n/m
Efficiency ratio (1)	53.75	37.22	64.35	50.12	n/m
Average - total loans and leases	$224,907	$210,801	$9,414	$3,822	n/m
Average - total deposits	186,626	n/m	39,546	146,566	n/m
Period end - total assets (2)	611,208	231,592	332,595	164,709	n/m

(1)	Fully taxable-equivalent basis
(2)	Total assets include asset allocations to match liabilities (i.e., deposits).

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

This information is preliminary and based on company data available at the time of the presentation.

Bank of America Corporation

Global Corporate and Investment Banking Business Results: Customer Relationship View

(Dollars in millions)

	Three Months Ended March 31, 2007
	Total	Commercial	Corporate and Investment Bank	Other
Net interest income (1)	$2,412	$1,614	$900	$(102)
Noninterest income
Service charges	653	305	348	—
Investment and brokerage services	232	9	223	—
Investment banking income	703	15	688	—
Trading account profits	838	(2)	833	7
All other income	483	362	73	48

Total noninterest income	2,909	689	2,165	55

Total revenue (1)	5,321	2,303	3,065	(47)

Provision for credit losses	115	95	18	2
Gains on sales of debt securities	2	—	2	—
Noninterest expense	2,900	836	2,076	(12)

Income before income taxes (1)	2,308	1,372	973	(37)
Income tax expense (benefit)	861	507	363	(9)

Net income	$1,447	$865	$610	$(28)

Shareholder value added	$372	$463	$141	$(232)
Net interest yield (1)	1.50%	3.32%	n/m	n/m
Return on average equity	14.36	22.46	14.06%	n/m
Efficiency ratio (1)	54.49	36.32	67.73	n/m
Average - total loans and leases	$247,898	$190,412	$56,532	n/m
Average - total deposits	208,488	87,194	120,862	n/m
Period end - total assets (2)	713,868	210,443	502,943	n/m

	Three Months Ended March 31, 2006
	Total	Commercial	Corporate and Investment Bank	Other
Net interest income (1)	$2,489	$1,737	$861	$(109)
Noninterest income
Service charges	650	300	350	—
Investment and brokerage services	246	10	236	—
Investment banking income	522	9	513	—
Trading account profits	976	16	958	2
All other income	385	309	71	5

Total noninterest income	2,779	644	2,128	7

Total revenue (1)	5,268	2,381	2,989	(102)

Provision for credit losses	25	82	(57)	—
Gains on sales of debt securities	14	—	14	—
Noninterest expense	2,832	757	2,032	43

Income before income taxes (1)	2,425	1,542	1,028	(145)
Income tax expense (benefit)	901	570	382	(51)

Net income	$1,524	$972	$646	$(94)

Shareholder value added	$425	$528	$162	$(265)
Net interest yield (1)	1.77%	3.84%	n/m	n/m
Return on average equity	14.72	22.72	14.34%	n/m
Efficiency ratio (1)	53.75	31.79	67.98	n/m
Average - total loans and leases	$224,907	$177,672	$46,354	n/m
Average - total deposits	186,626	90,139	96,152	n/m
Period end - total assets (2)	611,208	196,211	410,150	n/m

(1)	Fully taxable-equivalent basis
(2)	Total assets include asset allocations to match liabilities (i.e., deposits).

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

This information is preliminary and based on company data available at the time of the presentation.

Bank of America Corporation

Global Corporate and Investment Banking - Business Lending Key Indicators

(Dollars in millions)

	First Quarter 2007	Fourth Quarter 2006	Third Quarter 2006	Second Quarter 2006	First Quarter 2006
Business lending revenue (1)
Corporate lending (2)	$179	$153	$177	$198	$144
Commercial lending	989	1,054	1,025	1,131	1,046
Consumer indirect lending	180	176	183	184	180

Total revenue	$1,348	$1,383	$1,385	$1,513	$1,370

Business lending margin
Corporate lending	1.22%	1.33%	1.24%	1.36%	1.30%
Commercial lending	1.44	1.52	1.57	1.65	1.72
Consumer indirect lending	1.66	1.78	1.74	1.78	1.87

Provision
Corporate lending	$7	$(96)	$(22)	$(20)	$(66)
Commercial lending	(16)	(60)	10	(22)	6
Consumer indirect lending	114	70	65	62	76

Total provision	$105	$(86)	$53	$20	$16

Credit quality (% vs. loans) (3,4,5)
Criticized assets
Corporate lending	$935	$1,297	$1,434	$1,456	$1,484
	1.23%	1.87%	2.02%	2.10%	2.25%
Commercial lending	$5,509	$4,987	$5,175	$4,626	$4,649
	3.09%	2.80%	2.94%	2.65%	2.72%

Total	$6,444	$6,284	$6,609	$6,082	$6,133
	2.54%	2.54%	2.68%	2.49%	2.59%
Nonperforming assets
Corporate lending	$29	$138	$143	$165	$178
	0.08%	0.40%	0.42%	0.51%	0.52%
Commercial lending	$564	$487	$402	$463	$474
	0.38%	0.33%	0.27%	0.32%	0.33%

Total	$593	$625	$545	$628	$652
	0.32%	0.34%	0.30%	0.35%	0.37%
Average loans and leases by product
Commercial	$117,775	$115,224	$112,372	$110,393	$108,321
Leases	21,454	20,908	20,379	20,425	20,095
Foreign	13,604	13,110	12,623	12,186	11,749
Real estate	33,981	34,422	35,196	34,803	34,778
Consumer	39,490	35,539	35,686	34,088	33,536
Other	2,169	2,205	2,205	2,255	2,322

Total average loans and leases	$228,473	$221,408	$218,461	$214,150	$210,801

(1) Includes gains (losses) on sales of debt securities.

(2) Total corporate lending revenue	$179	$153	$177	$198	$144
Less: impact of credit mitigation	(11)	(63)	(36)	(39)	(84)

Corporate lending revenues excluding credit mitigation	$190	$216	$213	$237	$228

(3)	Criticized assets correspond to the Special Mention, Substandard and Doubtful asset categories defined by regulatory authorities. The criticized assets are on an end-of-period basis and are also shown as a percentage of total commercial utilized credit exposure, including loans and leases, stand by letters of credit, and financial guarantees, derivative assets and commercial letters of credit.
(4)	Nonperforming assets are on an end-of-period basis and defined as nonperforming loans and leases plus foreclosed properties. The nonperforming ratio is nonperforming assets divided by commercial loans and leases plus commercial foreclosed properties.
(5)	Criticized assets of $264 million related to the fair value option portfolio are not included in the first quarter of 2007. There are no nonperforming assets in the fair value portfolio.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

This information is preliminary and based on company data available at the time of the presentation.

Bank of America Corporation

Global Corporate and Investment Banking - Capital Markets and Advisory Services

Key Indicators

(Dollars in millions)

	First Quarter 2007	Fourth Quarter 2006	Third Quarter 2006	Second Quarter 2006	First Quarter 2006
Investment banking income
Advisory fees	$130	$123	$85	$53	$76
Debt underwriting	503	549	417	478	380
Equity underwriting	70	84	52	113	66

Total investment banking income	703	756	554	644	522

Sales and trading
Fixed income:
Liquid products	407	420	410	623	613
Credit products	477	146	237	140	298
Structured products	352	346	373	382	348

Total fixed income	1,236	912	1,020	1,145	1,259

Equity income	421	373	330	356	512

Total sales and trading (1)	1,657	1,285	1,350	1,501	1,771

Total Capital Markets and Advisory Services market-based revenue (1)	$2,360	$2,041	$1,904	$2,145	$2,293

Balance sheet (average)
Trading account securities	$171,450	$163,842	$143,285	$130,317	$130,358
Reverse repurchases	66,446	74,803	73,136	70,571	75,141
Securities borrowed	97,795	98,371	98,375	102,758	88,682
Derivative assets	22,057	21,437	22,040	25,259	19,894

Trading-related assets	$357,748	$358,453	$336,836	$328,905	$314,075

Sales credits from secondary trading
Liquid products	$277	$249	$226	$261	$254
Credit products	293	233	191	206	188
Structured products	213	168	162	164	163
Equities	284	195	192	186	149

Total	$1,067	$845	$771	$817	$754

Volatility of product revenues - 1 std dev
Liquid products	$9.1	$7.2	$7.8	$6.6	$5.9
Credit products	6.0	2.9	2.5	3.6	3.3
Structured products	7.6	4.9	4.6	5.5	5.4
Equities	4.9	4.2	3.6	5.5	4.0
Total	14.6	12.1	9.3	10.9	8.8

(1)	Includes gains (losses) on sales of debt securities.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

This information is preliminary and based on company data available at the time of the presentation.

Bank of America Corporation

Global Corporate & Investment Banking Strategic Progress

Source: Thomson Financial except Syndicated Loans and Leveraged Loans from Loan Pricing Corporation.

(1)	M&A Announced Advisor Rankings

Significant U.S. market share gains

•	#1 in leveraged loans, ranked by number of deals (tie)

•	Top 5 rankings in:

Syndicated loans

Leveraged loans

Investment grade debt

Asset-backed securities

This information is preliminary and based on company data available at the time of the presentation.

Bank of America Corporation

Global Wealth and Investment Management Segment Results (1)

(Dollars in millions, except as noted)

	First Quarter 2007	Fourth Quarter 2006	Third Quarter 2006	Second Quarter 2006	First Quarter 2006
Net interest income (2)	$926	$924	$887	$922	$939
Noninterest income
Investment and brokerage services	910	889	828	852	814
All other income	52	86	63	79	76

Total noninterest income	962	975	891	931	890

Total revenue (2)	1,888	1,899	1,778	1,853	1,829

Provision for credit losses	23	1	—	(40)	—
Noninterest expense	1,017	1,001	972	970	967

Income before income taxes (2)	848	897	806	923	862
Income tax expense	317	332	297	341	320

Net income	$531	$565	$509	$582	$542

Shareholder value added	$277	$302	$256	$340	$272
Net interest yield (2)	3.19%	3.34%	3.41%	3.57%	3.67%
Return on average equity	21.59	22.15	20.71	24.60	20.67
Efficiency ratio (2)	53.90	52.66	54.69	52.37	52.88

Balance sheet

Average
Total loans and leases	$65,841	$63,935	$61,686	$59,803	$58,146
Total earning assets (3)	117,654	109,763	103,313	103,441	103,664
Total assets (3)	125,235	117,323	110,787	110,989	111,223
Total deposits	114,958	106,325	100,916	101,251	101,028
Allocated equity	9,982	10,123	9,743	9,491	10,630

Period end
Total loans and leases	$66,695	$65,535	$62,736	$60,996	$58,893
Total earning assets (3)	120,725	117,376	104,620	102,035	104,629
Total assets (3)	128,547	125,324	112,401	109,759	112,399
Total deposits	118,125	113,569	102,251	100,360	102,289

Client assets
Assets under management	$547,448	$542,977	$517,055	$500,144	$493,930
Client brokerage assets (4)	209,106	203,799	193,699	186,798	187,222
Assets in custody	100,008	100,982	93,156	95,128	96,934
Less: Client brokerage assets and assets in custody included in assets under management	(64,636)	(57,446)	(54,678)	(51,541)	(51,091)

Total net client assets	$791,926	$790,312	$749,232	$730,529	$726,995

(1)	Global Wealth and Investment Management services clients through three primary businesses: The Private Bank, Columbia Management, and Premier Banking and Investments. In addition, ALM/Other includes the results of ALM activities and other Global Wealth and Investment Management businesses.
(2)	Fully taxable-equivalent basis
(3)	Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits).
(4)	Client brokerage assets include non-discretionary brokerage and fee-based assets. Previously, the Corporation reported client brokerage assets excluding fee-based assets. Prior periods ending September 30, June 30, and March 31, 2006 have been reclassified to reflect this adjustment.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

This information is preliminary and based on company data available at the time of the presentation.

Bank of America Corporation

Global Wealth and Investment Management Business Results

(Dollars in millions)

	Three Months Ended March 31, 2007
	Total	Private Bank	Columbia Management	Premier Banking and Investments (1, 2)	ALM/ Other (1)
Net interest income (3)	$926	$223	$1	$658	$44
Noninterest income
Investment and brokerage services	910	251	423	214	22
All other income	52	11	1	35	5

Total noninterest income	962	262	424	249	27

Total revenue (3)	1,888	485	425	907	71

Provision for credit losses	23	21	—	2	—
Noninterest expense	1,017	309	273	410	25

Income before income taxes (3)	848	155	152	495	46
Income tax expense	317	57	56	183	21

Net income	$531	$98	$96	$312	$25

Shareholder value added	$277	$63	$60	$271	$(117)
Net interest yield (3)	3.19%	2.76%	n/m	2.86%	n/m
Return on average equity	21.59	27.61	23.06%	78.28	n/m
Efficiency ratio (3)	53.90	63.80	64.19	45.16	n/m
Average - total loans and leases	$65,841	$32,712	n/m	$33,111	n/m
Average - total deposits	114,958	21,368	n/m	93,544	n/m
Period end - total assets (4)	128,547	$33,983	$3,185	98,138	n/m

	Three Months Ended March 31, 2006
	Total	Private Bank	Columbia Management	Premier Banking and Investments (1, 2)	ALM/ Other (1)
Net interest income (3)	$939	$224	$(9)	$628	$96
Noninterest income
Investment and brokerage services	814	246	363	179	26
All other income	76	37	10	23	6

Total noninterest income	890	283	373	202	32

Total revenue (3)	1,829	507	364	830	128

Provision for credit losses	—	(4)	—	3	1
Noninterest expense	967	307	239	386	35

Income before income taxes (3)	862	204	125	441	92
Income tax expense	320	75	46	163	36

Net income	$542	$129	$79	$278	$56

Shareholder value added	$272	$98	$45	$238	$(109)
Net interest yield (3)	3.67%	3.03%	n/m	3.00%	n/m
Return on average equity	20.67	39.89	19.94%	70.69	n/m
Efficiency ratio (3)	52.88	60.54	65.66	46.45	n/m
Average - total loans and leases	$58,146	$30,005	n/m	$28,121	n/m
Average - total deposits	101,028	15,832	n/m	85,126	n/m
Period end - total assets (4)	112,399	30,877	$2,804	87,681	n/m

(1)	Prior to January 1, 2007, ALM/Other included the impact of the migrating qualifying affluent customers, including their related deposit balances and associated net interest income, from Global Consumer and Small Business Banking to our Premier Banking and Investments model. Effective January 1, 2007, the deposit migration impact is now included in Premier Banking and Investments.
(2)	For the three months ended March 31, 2007 and 2006, a total of $3.6 billion and $3.2 billion of deposits were migrated from Global Consumer and Small Business Banking to Global Wealth and Investment Management.
(3)	Fully taxable-equivalent basis
(4)	Total assets include asset allocations to match liabilities (i.e., deposits).

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

This information is preliminary and based on company data available at the time of the presentation.

Bank of America Corporation

Global Wealth and Investment Management - Key Indicators

(Dollars in millions, except as noted)

	First Quarter 2007	Fourth Quarter 2006	Third Quarter 2006	Second Quarter 2006	First Quarter 2006
Investment and Brokerage Services
The Private Bank
Asset management fees	$245	$236	$237	$254	$240
Brokerage income	6	6	6	8	6

	$251	$242	$243	$262	$246

Columbia Management
Asset management fees	$422	$416	$373	$376	$362
Brokerage income	1	1	1	1	1

	$423	$417	$374	$377	$363

Premier Banking and Investments
Asset management fees	$60	$53	$50	$47	$40
Brokerage income	154	149	133	141	139

	$214	$202	$183	$188	$179

All Other
Asset management fees	$22	$28	$28	$25	$26
Brokerage income	—	—	—	—	—

	$22	$28	$28	$25	$26

Total Global Wealth and Investment Management
Asset management fees	$749	$733	$688	$702	$668
Brokerage income	161	156	140	150	146

	$910	$889	$828	$852	$814

Assets Under Management
Assets Under Management by Business:
Private Bank (1)	$165,569	$169,945	$164,592	$161,549	$163,483
Columbia Management	438,651	433,426	410,781	394,355	385,896
Premier Banking and Investments	20,312	18,640	16,804	16,116	15,325
Elimination/Other (2)	(79,133)	(80,979)	(77,100)	(74,007)	(73,287)
International Wealth Management	2,049	1,945	1,978	2,131	2,513

Total Assets Under Management	$547,448	$542,977	$517,055	$500,144	$493,930

Assets Under Management Rollforward:
Beginning Balance	$542,977	$517,055	$500,144	$493,930	$482,394
Net flows (1)	1,668	16,605	10,901	10,693	(326)
Market valuation/other	2,803	9,317	6,010	(4,479)	11,862

Ending Balance	$547,448	$542,977	$517,055	$500,144	$493,930

Assets Under Management Mix:
Money market/other	$208,482	$208,549	$198,385	$192,325	$182,384
Fixed income	84,504	86,665	87,125	83,699	82,134
Equity	254,462	247,763	231,545	224,120	229,412

Total Assets Under Management	$547,448	$542,977	$517,055	$500,144	$493,930

Client Brokerage Assets	$209,106	$203,799	$193,699	$186,798	$187,222

Premier Banking and Investments Metrics

Client Facing Associates
Number of client managers	2,525	2,420	2,292	2,196	2,173
Number of financial advisors	1,927	1,954	1,905	1,869	1,873
All other	1,218	1,207	1,093	1,085	1,100

Total Client Facing Associates	5,670	5,581	5,290	5,150	5,146

Financial Advisor Productivity (3) (in thousands)	$102	$98	$91	$95	$89

Total Client Balances (4)	$285,152	$276,325	$264,466	$256,890	$255,302

Number of Households with Banking and Brokerage Relationships (in thousands)	248	244	238	235	230

Private Bank Metrics

Client Facing Associates	2,159	2,133	2,057	2,011	1,990

Total Client Balances (4)	$260,769	$260,730	$249,445	$245,571	$251,067

Columbia Management Performance Metrics

# of 4 or 5 Star Funds by Morningstar	38	35	36	37	34

% of Assets Under Management in 4 or 5 Star Rated Funds (5)	58%	57%	61%	59%	56%

(1)	First quarter 2007 balances were impacted by one large $5.4 billion outflow related to one large institutional client in the Private Bank.
(2)	The elimination of client brokerage assets and assets in custody that are also included in assets under management.
(3)	Financial advisor productivity is defined as quarterly full service gross production divided by average number of total financial advisors for the quarter.
(4)	Client balances are defined as deposits, assets under management, client brokerage assets and other assets in custody.
(5)	Results shown are defined by Columbia Management’s calculation using Morningstar’s Overall Rating criteria for 4 & 5 star rating. The assets under management of the Columbia Funds that had a 4 & 5 star rating were totaled then divided by the assets under management of all the funds in the ranking.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

This information is preliminary and based on company data available at the time of the presentation.

Bank of America Corporation

All Other Results (1)

(Dollars in millions)

	First Quarter 2007	Fourth Quarter 2006	Third Quarter 2006	Second Quarter 2006	First Quarter 2006
Net interest income (2)	$(1,769)	$(1,629)	$(1,418)	$(1,404)	$(1,480)
Noninterest income
Card income	722	826	841	961	1,168
Equity investment gains	896	1,031	687	577	571
All other income	(58)	(117)	634	(159)	(257)

Total noninterest income	1,560	1,740	2,162	1,379	1,482

Total revenue (2)	(209)	111	744	(25)	2

Provision for credit losses	(1,314)	(1,135)	(920)	(784)	(656)
Gains (losses) on sales of debt securities	61	9	(480)	(5)	1
Merger and restructuring charges	111	244	269	194	98
All other noninterest expense	341	28	115	280	415

Income before income taxes (2)	714	983	800	280	146
Income tax expense (benefit)	133	264	227	185	(50)

Net income	$581	$719	$573	$95	$196

Shareholder value added	$173	$334	$294	$(92)	$(71)

Balance sheet
Average
Total loans and leases	$92,198	$80,663	$85,962	$62,384	$53,533
Total earning assets	208,428	198,885	243,100	212,519	202,679
Total assets	262,571	252,427	297,483	268,133	259,717
Total deposits	36,706	41,563	48,629	43,820	39,465

Period end
Total loans and leases	$97,085	$90,594	$76,399	$86,429	$55,461
Total earning assets	203,606	201,020	190,500	239,533	193,059
Total assets	252,088	252,888	273,856	292,604	245,441
Total deposits	29,653	38,704	39,258	46,017	50,822

(1)	All Other consists primarily of equity investments, the residual impact of the allowance for credit losses and the cost allocation processes, merger and restructuring charges, intersegment eliminations, and the financial results of certain businesses that are expected to be or have been sold or liquidated. All Other also includes the offsetting securitization impact to present Global Consumer and Small Business Banking on a managed basis. (See Exhibit A: Non-GAAP Reconciliations - All Other - Reported Basis to As Adjusted on page 34.) In addition, All Other includes amounts associated with the ALM activities, including the residual impact of funds transfer pricing allocation methodologies, amounts associated with the change in the value of derivatives used as economic hedges of interest rate and foreign exchange rate fluctuations that do not qualify for SFAS No. 133 “Accounting for Derivative instruments and Hedging Activities, as amended” hedge accounting treatment, certain gains or losses on sales of whole mortgage loans, and gains (losses) on sales of debt securities.
(2)	Fully taxable-equivalent basis

Components of Equity Investment Gains

(Dollars in millions)

	First Quarter 2007	Fourth Quarter 2006	Third Quarter 2006	Second Quarter 2006	First Quarter 2006
Principal Investing	$575	$547	$604	$417	$326
Corporate and Strategic Investments	321	484	83	160	245

Total equity investment gains included in All Other	896	1,031	687	577	571
Total equity investment gains included in the business segments	118	36	18	122	147

Total consolidated equity investment gains	$1,014	$1,067	$705	$699	$718

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

This information is preliminary and based on company data available at the time of the presentation.

Bank of America Corporation

Outstanding Loans and Leases

(Dollars in millions)

	March 31 2007	December 31 2006	Increase (Decrease) from 12/31/06
Consumer
Residential mortgage	$254,845	$241,181	$13,664
Credit card - domestic	54,490	61,195	(6,705)
Credit card - foreign	11,430	10,999	431
Home equity (1)	91,725	87,896	3,829
Direct/Indirect consumer	62,124	55,501	6,623
Other consumer (2)	8,189	8,933	(744)

Total consumer	482,803	465,705	17,098

Commercial - measured at historical cost
Commercial - domestic	160,190	161,982	(1,792)
Commercial real estate (3)	36,022	36,258	(236)
Commercial lease financing	19,988	21,864	(1,876)
Commercial - foreign	20,771	20,681	90

Total commercial - measured at historical cost	236,971	240,785	(3,814)
Commercial loans measured at fair value (4)	3,859	n/a	n/a

Total commercial	240,830	240,785	45

Total	$723,633	$706,490	$17,143

(1)	Home equity loans of $12.8 billion at December 31, 2006 have been reclassified to home equity from direct/indirect consumer to conform to the current period presentation.
(2)	Includes foreign consumer loans of $4.7 billion and $6.2 billion; and consumer finance loans of $3.5 billion and $2.8 billion at March 31, 2007 and December 31, 2006.
(3)	Includes domestic commercial real estate loans of $35.4 billion and $35.7 billion; and foreign commercial real estate loans of $606 million and $578 million at March 31, 2007 and December 31, 2006.
(4)	Commercial loans measured at fair value in accordance with SFAS 159 are presented at fair value and include commercial - domestic loans of $2.7 billion, commercial - foreign loans of $932 million and commercial real estate loans of $179 million at March 31, 2007.

n/a = not applicable

This information is preliminary and based on company data available at the time of the presentation.

Bank of America Corporation

Commercial Credit Exposure by Industry

(Dollars in millions)

	Commercial Utilized Credit Exposure (1)			Commercial Committed Credit Exposure (1)
	March 31 2007 (2)	December 31 2006	Increase (Decrease)	March 31 2007 (2)	December 31 2006	Increase (Decrease)
Real estate (3)	$54,468	$49,208	$5,260	$77,959	$73,493	$4,466
Diversified financials	28,948	24,802	4,146	71,353	67,027	4,326
Retailing	27,558	27,226	332	43,633	44,064	(431)
Government and public education	22,620	22,495	125	40,421	39,254	1,167
Capital goods	18,482	16,804	1,678	38,705	37,337	1,368
Banks	27,494	26,405	1,089	37,570	36,735	835
Consumer services	19,337	19,108	229	32,491	32,651	(160)
Healthcare equipment and services	16,592	15,787	805	32,323	31,095	1,228
Materials	15,746	15,882	(136)	28,117	28,693	(576)
Individuals and trusts	17,868	18,792	(924)	27,471	29,167	(1,696)
Commercial services and supplies	14,911	15,204	(293)	23,208	23,512	(304)
Food, beverage and tobacco	10,814	11,341	(527)	20,426	21,081	(655)
Energy	9,631	9,350	281	18,608	18,405	203
Media	7,592	8,659	(1,067)	17,796	19,056	(1,260)
Utilities	6,073	4,951	1,122	17,722	17,221	501
Transportation	10,785	11,451	(666)	16,250	17,189	(939)
Insurance	6,466	6,573	(107)	14,243	14,121	122
Religious and social organizations	7,758	7,840	(82)	10,293	10,507	(214)
Consumer durables and apparel	4,980	4,820	160	9,335	9,117	218
Telecommunication services	3,102	3,513	(411)	7,725	7,929	(204)
Technology hardware and equipment	2,918	3,279	(361)	7,550	8,046	(496)
Software and services	3,175	2,757	418	7,237	6,206	1,031
Pharmaceuticals and biotechnology	2,925	2,530	395	6,132	6,289	(157)
Food and staples retailing	1,878	2,153	(275)	4,957	4,222	735
Automobiles and components	1,449	1,529	(80)	4,790	5,098	(308)
Household and personal products	699	720	(21)	2,451	2,205	246
Semiconductors and semiconductor equipment	720	802	(82)	1,353	1,364	(11)
Other	5,608	6,396	(788)	5,961	6,825	(864)

Total	$350,597	$340,377	$10,220	$626,080	$617,909	$8,171
Net credit default protection on total commitments (4)				$(4,274)	$(8,260)

(1)	Includes loans and leases, standby letters of credit and financial guarantees, derivative assets, assets held-for-sale, commercial letters of credit, bankers’ acceptances, securitized assets, foreclosed properties and other collateral acquired. Derivative assets are reported on a mark-to-market basis and have been reduced by the amount of cash collateral applied of $8.7 billion and $7.3 billion at March 31, 2007 and December 31, 2006. In addition to cash collateral, derivative assets are also collateralized by $7.5 billion and $7.6 billion of primarily other marketable securities at March 31, 2007 and December 31, 2006 for which the credit risk has not been reduced.
(2)	Total commercial utilized and committed exposure at March 31, 2007 includes exposure measured at fair value in accordance with SFAS 159 and is comprised of loans outstanding at market value of $3.9 billion, issued (utilized) letters of credit at notional value of $1.1 billion and other unfunded exposure at notional value of $20.4 billion. A pre-tax fair value adjustment of $377 million, of which an initial $349 million of the $377 million was recorded on January 1, 2007, related to unfunded loan commitments and letters of credit are not included above and are recorded in other liabilities.
(3)	Industries are viewed from a variety of perspectives to best isolate the perceived risks. For purposes of this table, the real estate industry is defined based upon the borrowers’ or counterparties’ primary business activity using operating cash flow and primary source of repayment as key factors.
(4)	A negative amount reflects net notional credit default protection purchased.

This information is preliminary and based on company data available at the time of the presentation.

Bank of America Corporation

Net Credit Default Protection by Maturity Profile

	March 31 2007	December 31 2006
Less than or equal to one year	2%	7%
Greater than one year and less than or equal to five years	55	46
Greater than five years	43	47

Total	100%	100%

Net Credit Default Protection by Credit Exposure Debt Rating (1)

(Dollars in millions)

	March 31, 2007		December 31, 2006
Ratings	Net Notional	Percent	Net Notional	Percent
AAA	$6	(0.1)%	$(23)	0.3%
AA	(102)	2.4	(237)	2.9
A	(1,853)	43.4	(2,598)	31.5
BBB	(1,874)	43.8	(3,968)	48.0
BB	(524)	12.3	(1,341)	16.2
B	(147)	3.4	(334)	4.0
CCC and below	(85)	2.0	(50)	0.6
NR (2)	305	(7.2)	291	(3.5)

Total	$(4,274)	100.0%	$(8,260)	100.0%

(1)	In order to mitigate the cost of purchasing credit protection, credit exposure can be added by selling credit protection. The distribution of debt rating for net notional credit default protection purchased is shown as negative amounts and the net notional credit protection sold is shown as positive amounts.
(2)	In addition to unrated names, “NR” includes $301 million and $302 million in net CDS index positions at March 31, 2007 and December 31, 2006. While index positions are principally investment grade, CDS indices include names in and across each of the ratings categories.

This information is preliminary and based on company data available at the time of the presentation.

Bank of America Corporation

Selected Emerging Markets (1)

(Dollars in millions)

	Loans and Leases, and Loan Commitments	Other Financing (2)	Derivative Assets (3)	Securities/ Other Investments (4)	Total Cross- border Exposure (5)	Local Country Exposure Net of Local Liabilities (6)	Total Foreign Exposure March 31, 2007	Increase (Decrease) from December 31, 2006
Region/Country

Asia Pacific
China (7)	$232	$56	$72	$3,375	$3,735	$—	$3,735	$121
South Korea	262	722	73	3,121	4,178	—	4,178	801
India	598	732	280	1,009	2,619	—	2,619	584
Singapore	269	9	71	469	818	—	818	(54)
Taiwan	279	79	65	41	464	304	768	26
Hong Kong	336	32	72	261	701	—	701	(163)
Other Asia Pacific (8)	78	24	9	436	547	17	564	(27)

Total Asia Pacific	2,054	1,654	642	8,712	13,062	321	13,383	1,288

Latin America
Mexico (9)	992	219	67	2,601	3,879	—	3,879	(52)
Brazil (10)	167	87	25	2,719	2,998	273	3,271	620
Other Latin America (8)	306	175	13	248	742	195	937	77

Total Latin America	1,465	481	105	5,568	7,619	468	8,087	645
Middle East and Africa (8)	544	125	111	408	1,188	—	1,188	72
Central and Eastern Europe (8)	6	26	28	212	272	—	272	57

Total	$4,069	$2,286	$886	$14,900	$22,141	$789	$22,930	$2,062

(1)	There is no generally accepted definition of emerging markets. The definition that we use includes all countries in Latin America excluding Cayman Islands and Bermuda; all countries in Asia Pacific excluding Japan, Australia and New Zealand; all countries in Middle East and Africa; and all countries in Central and Eastern Europe excluding Greece.
(2)	Includes acceptances, standby letters of credit, commercial letters of credit and formal guarantees.
(3)	Derivative assets are reported on a mark-to-market basis and have been reduced by the amount of cash collateral applied of $58 million and $9 million at March 31, 2007 and December 31, 2006. There are no other marketable securities collateralizing derivative assets at March 31, 2007. There were less than $1 million of other marketable securities collateralizing derivative assets at December 31, 2006.
(4)	Generally, cross-border resale agreements are presented based on the domicile of the counterparty because the counterparty has the legal obligation for repayment except where the underlying securities are U.S. Treasuries, in which case the domicile is the U.S., and are therefore excluded from this presentation. For regulatory reporting under Federal Financial Institutions Examination Council (FFIEC) guidelines, cross-border resale agreements are presented based on the domicile of the issuer of the securities that are held as collateral.
(5)	Cross-border exposure includes amounts payable to us by borrowers or counterparties with a country of residence other than the one in which the credit is booked, regardless of the currency in which the claim is denominated, consistent with FFIEC reporting rules.
(6)	Local country exposure includes amounts payable to us by borrowers with a country of residence in which the credit is booked, regardless of the currency in which the claim is denominated. Local funding or liabilities are subtracted from local exposures as allowed by the FFIEC. Total amount of available local liabilities funding local country exposure at March 31, 2007 was $17.6 billion compared to $20.7 billion at December 31, 2006. Local liabilities at March 31, 2007 in Asia Pacific and Latin America were $16.3 billion and $1.3 billion, of which $6.5 billion were in Singapore, $4.6 billion in Hong Kong, $1.8 billion in South Korea, $1.1 billion in Mexico, $1.1 billion in India, $839 million in China, and $538 million in Taiwan. There were no other countries with available local liabilities funding local country exposure greater than $500 million.
(7)	Securities/Other Investments include an investment of $3.0 billion in China Construction Bank.
(8)	No country included in Other Asia Pacific, Other Latin America, Middle East and Africa, and Central and Eastern Europe, had total foreign exposure of more than $500 million.
(9)	Securities/Other Investments include an investment of $2.3 billion in Grupo Financiero Santander Serfin.
(10)	Securities/Other Investments include an investment of $2.6 billion in Banco Itau.

This information is preliminary and based on company data available at the time of the presentation.

Bank of America Corporation

Nonperforming Assets

(Dollars in millions)

	March 31 2007	December 31 2006	September 30 2006	June 30 2006	March 31 2006
Residential mortgage	$732	$660	$599	$537	$538
Home equity (1)	365	291	211	167	155
Direct/Indirect consumer (1)	—	2	1	2	—
Other consumer	133	77	86	99	92

Total consumer	1,230	1,030	897	805	785

Commercial - domestic	501	584	544	606	631
Commercial real estate	189	118	68	59	72
Commercial lease financing	21	42	35	43	53
Commercial - foreign	29	13	36	54	43

Total commercial	740	757	683	762	799

Total nonperforming loans and leases	1,970	1,787	1,580	1,567	1,584
Foreclosed properties	89	69	76	74	96

Total nonperforming assets (2,3)	$2,059	$1,856	$1,656	$1,641	$1,680

Loans past due 90 days or more and still accruing (3,4)	$2,870	$3,056	$2,719	$2,433	$1,924
Nonperforming assets / Total assets (5)	0.14%	0.13%	0.11%	0.11%	0.12%
Nonperforming assets / Total loans, leases and foreclosed properties (5)	0.29	0.26	0.25	0.25	0.27
Nonperforming loans and leases / Total loans and leases (5)	0.27	0.25	0.24	0.23	0.26
Allowance for credit losses:
Allowance for loan and lease losses	$8,732	$9,016	$8,872	$9,080	$9,067
Reserve for unfunded lending commitments	374	397	388	395	395

Total	$9,106	$9,413	$9,260	$9,475	$9,462

Allowance for loan and lease losses / Total loans and leases measured at historical cost (5)	1.21%	1.28%	1.33%	1.36%	1.46%
Allowance for loan and lease losses / Total nonperforming loans and leases	443	505	562	579	572

Commercial criticized exposure (6)	$7,119	$7,061	$7,257	$6,925	$6,917
Commercial criticized exposure / Commercial utilized exposure (6)	2.24%	2.22%	2.29%	2.19%	2.27%

(1)	Home equity nonperforming loan balances of $42 million, $36 million, $33 million and $34 million at December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006 respectively, have been reclassified to home equity from direct/indirect to conform to the current period presentation.
(2)	Balances do not include nonperforming loans held-for-sale included in Other Assets of $94 million, $80 million, $99 million, $114 million and $84 million at March 31, 2007, December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006, respectively.
(3)	Balances do not include loans measured at fair value in accordance with SFAS 159. At March 31, 2007 there were no nonperforming loans or loans past due 90 days or more and still accruing interest measured under fair value in accordance with SFAS 159.
(4)	Balances do not include loans held-for-sale past due 90 days or more and still accruing interest included in Other Assets of $23 million, $107 million and $225 million at September 30, 2006, June 30, 2006 and March 31, 2006, respectively.
(5)	Ratios do not include loans measured at fair value in accordance with SFAS 159 of $3.9 billion at March 31, 2007.
(6)	Criticized exposure and ratios exclude assets held-for-sale and exposure measured at fair value in accordance with SFAS 159. Including assets held-for-sale and commercial loans measured at fair value, the ratio would have been 2.40 percent at March 31, 2007. Including assets held-for-sale the ratios would have been 2.25 percent, 2.22 percent, 2.17 percent and 2.26 percent at December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006, respectively.

Loans are classified as domestic or foreign based upon the domicile of the borrower.

This information is preliminary and based on company data available at the time of the presentation.

Bank of America Corporation

Quarterly Net Charge-offs and Net Charge-off Ratios (1)

(Dollars in millions)

	First Quarter 2007		Fourth Quarter 2006 (2)		Third Quarter 2006 (2)		Second Quarter 2006 (2)		First Quarter 2006 (2)
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Residential mortgage	$6	0.01%	$9	0.02%	$6	0.01%	$14	0.03%	$10	0.02%
Credit card - domestic	806	5.66	884	5.86	853	5.42	723	4.46	634	3.77
Credit card - foreign	88	3.22	79	3.03	70	2.94	57	2.72	19	0.94
Home equity (3)	17	0.08	19	0.09	11	0.06	12	0.06	9	0.05
Direct/Indirect consumer (3)	235	1.59	190	1.41	152	1.17	103	0.86	79	0.68
Other consumer	92	4.22	101	3.78	85	3.03	75	2.80	42	1.67

Total consumer	1,244	1.06	1,282	1.14	1,177	1.07	984	0.97	793	0.82

Commercial - domestic	184	0.46	123	0.31	111	0.29	50	0.14	52	0.14
Commercial real estate	3	0.03	1	0.01	2	0.02	1	—	(1)	(0.01)
Commercial lease financing	(1)	(0.03)	12	0.22	—	—	(17)	(0.33)	(23)	(0.45)
Commercial - foreign	(3)	(0.05)	(1)	(0.02)	(13)	(0.21)	5	0.08	1	0.01

Total commercial	183	0.31	135	0.22	100	0.17	39	0.07	29	0.05

Total net charge-offs	$1,427	0.81	$1,417	0.82	$1,277	0.75	$1,023	0.65	$822	0.54

By Business Segment
Global Consumer and Small Business Banking (4)	$2,433	3.20%	$2,336	3.09%	$2,109	2.87%	$1,759	2.50%	$1,417	2.06%
Global Corporate and Investment Banking	102	0.17	85	0.14	82	0.14	38	0.07	42	0.07
Global Wealth and Investment Management	18	0.11	2	0.01	—	—	(43)	(0.29)	—	—
All Other (4)	(1,126)	(4.95)	(1,006)	(4.95)	(914)	(4.22)	(731)	(4.71)	(637)	(4.82)

Total net charge-offs	$1,427	0.81	$1,417	0.82	$1,277	0.75	$1,023	0.65	$822	0.54

Supplemental managed basis data
Credit card - domestic	$1,651	4.80%	$1,615	4.61%	$1,479	4.23%	$1,227	3.58%	$1,073	3.12%
Credit card - foreign	302	4.37	291	4.30	269	4.17	247	4.13	173	3.08

Total credit card	$1,953	4.73	$1,906	4.56	$1,748	4.23	$1,474	3.67	$1,246	3.12

Total commercial	183	0.31	135	0.22	107	0.18	52	0.09	40	0.07
Total managed losses	2,572	1.26	2,453	1.23	2,195	1.11	1,811	0.98	1,482	0.84

(1)	Net charge-off ratios are calculated as annualized net charge-offs divided by average outstanding loans and leases measured at historical cost during the year for each loan and lease category.
(2)	Net charge-offs include the impact of SOP 03-3 which decreased net charge-offs on credit card - domestic $11 million, $10 million, $7 million and $71 million, credit card - foreign $4 million, $5 million, $6 million and $38 million, direct/indirect consumer $6 million, $5 million, $7 million and $60 million, other consumer $4 million, $6 million, $3 million and $28 million, and commercial - domestic $0, $0, $4 million and $13 million for the quarters ended December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006, respectively. The impact of SOP 03-3 was not material for the three months ended March 31, 2007. Refer to Exhibit A on page 35 for a reconciliation and net charge-off ratios to net charge-offs and net charge-off ratios excluding the impact of SOP 03-3.
(3)	Historical ratios have been adjusted for home equity and direct/indirect consumer due to the reclass of home equity loan balances from direct/indirect to home equity. The impact on net charge-offs was not material.
(4)	Global Consumer and Small Business Banking is presented on a managed basis, specifically Card Services. The offsetting securitization impact is included within All Other.

Loans	are classified as domestic or foreign based upon the domicile of the borrower.

This information is preliminary and based on company data available at the time of the presentation.

Exhibit A: Non-GAAP Reconciliations

Bank of America Corporation

Global Consumer and Small Business Banking - Reconciliation - Managed to GAAP

(Dollars in millions)

	First Quarter 2007			Fourth Quarter 2006			Third Quarter 2006
	Managed Basis	Securitizations Impact (1)	Held Basis	Managed Basis	Securitizations Impact (1)	Held Basis	Managed Basis	Securitizations Impact (1)	Held Basis
Net interest income (2)	$7,028	$(1,890)	$5,138	$7,157	$(1,929)	$5,228	$7,027	$(1,872)	$5,155
Noninterest income
Card income	2,451	839	3,290	2,707	996	3,703	2,446	1,032	3,478
Service charges	1,377	—	1,377	1,394	—	1,394	1,410	—	1,410
Mortgage banking income	302	—	302	247	—	247	215	—	215
All other income	264	(77)	187	255	(90)	165	383	(68)	315

Total noninterest income	4,394	762	5,156	4,603	906	5,509	4,454	964	5,418

Total revenue (2)	11,422	(1,128)	10,294	11,760	(1,023)	10,737	11,481	(908)	10,573

Provision for credit losses	2,411	(1,128)	1,283	2,777	(1,023)	1,754	2,049	(908)	1,141
Gains (losses) on sales of debt securities	(1)	—	(1)	(1)	—	(1)	—	—	—
Noninterest expense	4,728	—	4,728	4,852	—	4,852	4,710	—	4,710

Income before income taxes (2)	4,282	—	4,282	4,130	—	4,130	4,722	—	4,722
Income tax expense	1,586	—	1,586	1,524	—	1,524	1,736	—	1,736

Net income	$2,696	$—	$2,696	$2,606	$—	$2,606	$2,986	$—	$2,986

Balance sheet
Average -total loans and leases	$308,105	$(101,776)	$206,329	$299,615	$(99,765)	$199,850	$291,195	$(97,371)	$193,824
Period end -total loans and leases	309,992	(102,363)	207,629	307,687	(101,865)	205,822	294,207	(98,683)	195,524

	Second Quarter 2006			First Quarter 2006
	Managed Basis	Securitizations Impact (1)	Held Basis	Managed Basis	Securitizations Impact (1)	Held Basis
Net interest income (2)	$6,968	$(1,846)	$5,122	$7,092	$(1,946)	$5,146
Noninterest income
Card income	2,528	1,136	3,664	2,107	1,402	3,509
Service charges	1,349	—	1,349	1,190	—	1,190
Mortgage banking income	210	—	210	205	—	205
All other income	323	(67)	256	248	(110)	138

Total noninterest income	4,410	1,069	5,479	3,750	1,292	5,042

Total revenue (2)	11,378	(777)	10,601	10,842	(654)	10,188

Provision for credit losses	1,807	(777)	1,030	1,901	(654)	1,247
Gains (losses) on sales of debt securities	—	—	—	(1)	—	(1)
Noninterest expense	4,509	—	4,509	4,612	—	4,612

Income before income taxes (2)	5,062	—	5,062	4,328	—	4,328
Income tax expense	1,858	—	1,858	1,604	—	1,604

Net income	$3,204	$—	$3,204	$2,724	$—	$2,724

Balance sheet
Average - total loans and leases	$282,554	$(94,952)	$187,602	$279,382	$(92,776)	$186,606
Period end - total loans and leases	286,059	(96,848)	189,211	278,197	(94,359)	183,838

(1)	The securitizations impact on net interest income is on a funds transfer pricing methodology consistent with the way we allocate funding costs to our businesses.
(2)	Fully taxable-equivalent basis

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Effective January 1, 2007, the Corporation started to report its Global Consumer and Small Business Banking results, specifically Card Services, on a managed basis. The change to a managed basis is consistent with the way that management as well as analysts and rating agencies evaluate the results of Global Consumer and Small Business Banking. Managed basis assumes that loans that have been securitized were not sold and presents earnings on these loans in a manner similar to the way loans that have not been sold (i.e., held loans) are presented. Loan securitization is an alternative funding process that is used by the Corporation to diversify funding sources. Loan securitization removes loans from the Consolidated Balance Sheet through the sale of loans to an off-balance sheet qualified special purpose entity which is excluded from the Corporation’s consolidated financial statements in accordance with generally accepted accounting principles (GAAP).

The performance of the managed portfolio is important to understanding Global Consumer and Small Business Banking’s and Card Services’ results as it demonstrates the results of the entire portfolio serviced by the business. Securitized loans continue to be serviced by the business and are subject to the same underwriting standards and ongoing monitoring as held loans. In addition, excess servicing income is exposed to similar credit risk and repricing of interest rates as held loans. Global Consumer and Small Business Banking’s managed income statement line items differ from its held basis reported in the prior periods as follows:

•

Managed net interest income includes Global Consumer and Small Business Banking’s net interest income on held loans and interest income on the securitized loans less the internal funds transfer pricing allocation related to securitized loans.

•

Managed noninterest income includes Global Consumer and Small Business Banking’s noninterest income on held loans less the reclassification of certain components of card income (e.g., excess servicing income) to record managed net interest income and managed credit impact. Noninterest income, both on a held and managed basis, also includes the impact of adjustments to the interest-only strip that are recorded in card income as senior management continues to manage this impact within Global Consumer and Small Business Banking.

•	The managed credit impact represents the provision for credit losses on held loans combined with realized credit losses associated with the securitized loan portfolio.

All of these securitization adjustments relate to the Card Services’ business within Global Consumer and Small Business Banking.

This information is preliminary and based on company data available at the time of the presentation.

Exhibit A: Non-GAAP Reconciliations — Continued

Bank of America Corporation

All Other - Reconciliation - Reported Basis to As Adjusted

(Dollars in millions)

	First Quarter 2007			Fourth Quarter 2006			Third Quarter 2006
	Reported Basis	Securitizations Impact (1)	As Adjusted	Reported Basis	Securitizations Impact (1)	As Adjusted	Reported Basis	Securitizations Impact (1)	As Adjusted
Net interest income (2)	$(1,769)	$1,890	$121	$(1,629)	$1,929	$300	$(1,418)	$1,872	$454
Noninterest income
Card income	722	(839)	(117)	826	(996)	(170)	841	(1,032)	(191)
Equity investment gains	896	—	896	1,031	—	1,031	687	—	687
All other income	(58)	77	19	(117)	90	(27)	634	68	702

Total noninterest income	1,560	(762)	798	1,740	(906)	834	2,162	(964)	1,198

Total revenue (2)	(209)	1,128	919	111	1,023	1,134	744	908	1,652

Provision for credit losses	(1,314)	1,128	(186)	(1,135)	1,023	(112)	(920)	908	(12)
Gains (losses) on sales of debt securities	61	—	61	9	—	9	(480)	—	(480)
Merger and restructuring charges	111	—	111	244	—	244	269	—	269
All other noninterest expense	341	—	341	28	—	28	115	—	115

Income before income taxes (2)	714	—	714	983	—	983	800	—	800
Income tax expense	133	—	133	264	—	264	227	—	227

Net income	$581	$—	$581	$719	$—	$719	$573	$—	$573

Balance sheet
Average - total loans and leases	$92,198	$101,776	$193,974	$80,663	$99,765	$180,428	$85,962	$97,371	$183,333
Period end - total loans and leases	97,085	102,363	199,448	90,594	101,865	192,459	76,399	98,683	175,082

	Second Quarter 2006			First Quarter 2006
	Reported Basis	Securitizations Impact (1)	As Adjusted	Reported Basis	Securitizations Impact (1)	As Adjusted
Net interest income (2)	$(1,404)	$1,846	$442	$(1,480)	$1,946	$466
Noninterest income
Card income	961	(1,136)	(175)	1,168	(1,402)	(234)
Equity investment gains	577	—	577	571	—	571
All other income	(159)	67	(92)	(257)	110	(147)

Total noninterest income	1,379	(1,069)	310	1,482	(1,292)	190

Total revenue (2)	(25)	777	752	2	654	656

Provision for credit losses	(784)	777	(7)	(656)	654	(2)
Gains (losses) on sales of debt securities	(5)	—	(5)	1	—	1
Merger and restructuring charges	194	—	194	98	—	98
All other noninterest expense	280	—	280	415	—	415

Income before income taxes (2)	280	—	280	146	—	146
Income tax expense	185	—	185	(50)	—	(50)

Net income	$95	$—	$95	$196	$—	$196

Balance sheet
Average - total loans and leases	$62,384	$94,952	$157,336	$53,533	$92,776	$146,309
Period end - total loans and leases	86,429	96,848	183,277	55,461	94,359	149,820

(1)	The securitizations impact on net interest income is on a funds transfer pricing methodology consistent with the way we allocate funding costs to our businesses.
(2)	Fully taxable-equivalent basis

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

This information is preliminary and based on company data available at the time of the presentation.

Exhibit A: Non-GAAP Reconciliations — Continued

Reconciliation of Net Charge-offs and Net Charge-off Ratios to Net Charge-offs and Net Charge-off Ratios Excluding the Impact of SOP 03-3 (1, 2)

Net Charge-offs and Net Charge-off Ratios As Reported

	Fourth Quarter 2006			Third Quarter 2006			Second Quarter 2006			First Quarter 2006
(Dollars in millions)	Amount	Average Outstanding Loans and Leases	Percent (3)	Amount	Average Outstanding Loans and Leases	Percent (3)	Amount	Average Outstanding Loans and Leases	Percent (3)	Amount	Average Outstanding Loans and Leases	Percent (3)
Residential mortgage	$9	$225,985	0.02%	$6	$222,889	0.01%	$14	$197,228	0.03%	$10	$184,796	0.02%
Credit card - domestic	884	59,802	5.86	853	62,508	5.42	723	64,980	4.46	634	68,169	3.77
Credit card - foreign	79	10,375	3.03	70	9,455	2.94	57	8,305	2.72	19	8,403	0.94
Home equity	19	84,907	0.09	11	79,902	0.06	12	75,897	0.06	9	72,422	0.05
Direct/Indirect consumer	190	53,478	1.41	152	51,534	1.17	103	48,000	0.86	79	46,801	0.68
Other consumer	101	10,597	3.78	85	11,075	3.03	75	10,804	2.80	42	10,357	1.67

Total consumer	1,282	445,144	1.14	1,177	437,363	1.07	984	405,214	0.97	793	390,948	0.82

Commercial - domestic	123	158,604	0.31	111	153,007	0.29	50	148,445	0.14	52	144,693	0.14
Commercial real estate	1	36,851	0.01	2	37,471	0.02	1	36,749	—	(1)	36,676	(0.01)
Commercial lease financing	12	21,159	0.22	—	20,875	—	(17)	20,896	(0.33)	(23)	20,512	(0.45)
Commercial - foreign	(1)	21,840	(0.02)	(13)	24,761	(0.21)	5	24,345	0.08	1	23,139	0.01

Total commercial	135	238,454	0.22	100	236,114	0.17	39	230,435	0.07	29	225,020	0.05

Total net charge-offs	$1,417	$683,598	0.82	$1,277	$673,477	0.75	$1,023	$635,649	0.65	$822	$615,968	0.54

Impact of SOP 03-3 (4)

Residential mortgage	$—			$—			$—			$—
Credit card - domestic	11			10			7			71
Credit card - foreign	4			5			6			38
Home equity	—			—			—			—
Direct/Indirect consumer	6			5			7			60
Other consumer	4			6			3			28

Total consumer	25			26			23			197

Commercial - domestic	—			—			4			13
Commercial real estate	—			—			—			—
Commercial lease financing	—			—			—			—
Commercial - foreign	—			—			—			—

Total commercial	—			—			4			13

Total net charge-offs	$25			$26			$27			$210

Net Charge-offs and Net Charge-off Ratios
Excluding the Impact of SOP 03-3

Residential mortgage	$9	$225,985	0.02%	$6	$222,889	0.01%	$14	$197,228	0.03%	$10	$184,796	0.02%
Credit card - domestic	895	59,802	5.93	863	62,508	5.48	730	64,980	4.50	705	68,169	4.19
Credit card - foreign	83	10,375	3.22	75	9,455	3.13	63	8,305	3.02	57	8,403	2.77
Home equity	19	84,907	0.09	11	79,902	0.06	12	75,897	0.06	9	72,422	0.05
Direct/Indirect consumer	196	53,478	1.45	157	51,534	1.21	110	48,000	0.92	139	46,801	1.20
Other consumer	105	10,597	3.93	91	11,075	3.22	78	10,804	2.93	70	10,357	2.76

Total consumer	1,307	445,144	1.17	1,203	437,363	1.09	1,007	405,214	1.00	990	390,948	1.03

Commercial - domestic	123	158,604	0.31	111	153,007	0.29	54	148,445	0.15	65	144,693	0.18
Commercial real estate	1	36,851	0.01	2	37,471	0.02	1	36,749	—	(1)	36,676	(0.01)
Commercial lease financing	12	21,159	0.22	—	20,875	—	(17)	20,896	(0.33)	(23)	20,512	(0.45)
Commercial - foreign	(1)	21,840	(0.02)	(13)	24,761	(0.21)	5	24,345	0.08	1	23,139	0.01

Total commercial	135	238,454	0.22	100	236,114	0.17	43	230,435	0.07	42	225,020	0.08

Total net charge-offs	$1,442	$683,598	0.84	$1,303	$673,477	0.77	$1,050	$635,649	0.66	$1,032	$615,968	0.68

(1)	Average outstanding loans and leases and historical ratios have been adjusted for home equity and direct/indirect consumer due to the reclass of home equity loan balances from direct/indirect to home equity. The impact on net charge-offs was not material.
(2)	The impact of SOP 03-3 was immaterial for the three months ended March 31, 2007.
(3)	Percentage amounts are calculated as annualized net charge-offs divided by average outstanding loans and leases during the period for each loan category.
(4)	The impact of SOP 03-3 on average outstanding loans and leases for the three months ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006 was immaterial.

This information is preliminary and based on company data available at the time of the presentation.